EXPLANATORY NOTE

This Amendment No. 1 to Form 1-A is being filed exclusively to (i) insert the exhibits that were not previously provided with the initial Form 1-A filing, (ii) to more comprehensively describe the investments the Company intends to make with the proceeds from this offering, and (iii) to more comprehensively describe the specific terms of the SL Preferred Shares being offered hereunder.

An offering statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this preliminary offering circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the offering statement filed with the Commission is qualified. This preliminary offering circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of such state. The Company may elect to satisfy its obligation to deliver a final offering circular by sending you a notice within two business days after the completion of the Company’s sale to you that contains the URL where the final offering circular or the offering statement in which such final offering circular was filed may be obtained.

PRELIMINARY OFFERING CIRCULAR DATED April 29, 2025

Amendment No. 1

Worthy Wealth Senior Living, Inc.

www.worthywealth.com

WORTHY WEALTH SENIOR LIVING SERIES A PREFERRED SHARES

MAXIMUM OFFERING AMOUNT: $75,000,000

MINIMUM OFFERING AMOUNT: $0

Worthy Wealth Senior Living, Inc., (the “Company,” “we,” “us,” “our,” or “ours”) a newly formed entity, is offering up to $75,000,000 (“Maximum Offering Amount”) of our “SL Preferred Shares” on a best efforts basis at $10 per SL Preferred Share. The minimum investment is 10 SL Preferred Shares ($100), and the maximum investment per shareholder is 5,000 SL Preferred Shares ($50,000). Of such Maximum Offering Amount, we are offering up to (i) $74,875,000 of our SL Preferred Shares for cash; and (ii) $125,000 of our SL Preferred Shares as rewards under our SL Referral Program (as described below). For more information on the terms of SL Preferred Shares being offered, please see “The Offering” beginning on page 8 of this Offering Circular.

SL Preferred Shares shall accrue dividends at the rate of 5% APY for the first 36 months, and thereafter at 7% APY. In no event will the foregoing dividend rates payable on SL Preferred Shares be reduce below 5% APY (or 7% APY after 36 months). Any increases to dividend rates payable will need to be approved by the Company and the holders of SL Preferred Shares, and will be effected through the filing of a post qualification amendment or supplement, as applicable, to the Worthy Wealth Senior Living Form 1-A.

The SL Preferred Shares described in this offering circular will be offered and sold on a continuous basis directly through the Worthy Wealth Website at www.worthywealth.com or though the Worthy Wealth App which may be downloaded for free from the Apple Store or from Google Play. The aggregate initial offering price of the SL Preferred Shares will not exceed $75,000,000 in any 12-month period, and there is no minimum number of SL Preferred Shares that need to be sold as a condition of closing this offering. This offering is being conducted on a “best efforts” basis, which means that there is no guarantee that any minimum amount will be sold in this offering.

We have also created the SL Referral Program (the “SL Referral Program”) to provide individuals the opportunity to receive free SL Preferred Shares as a thank you (a “Referral Share”). To be eligible to receive a Referral Share, an investor in SL Preferred Shares need only refer a prospective new investor to open an account with us pursuant to our standard account opening process (each a “Referrer”). Each such prospective new investor, as referred by a Referrer, who completes the account opening process pursuant to our standard account opening procedures will also receive a Referral Share (each a “Referree”). A maximum of 50 Referral Shares may be issued to any Referrer or Referree in any calendar year. The foregoing terms of the SL Referral Program are listed in detail on a link on the Company’s website.

The SL Referral Program is active as of the date hereof, and will remain active until all $125,000 of Referral Shares have been issued thereunder.

The SL Referral Program is currently available only to U.S. residents (including residents of Puerto Rico), and you may only participate if you are at least 18 years of age. We may later allow foreign residents to join the SL Referral Program, which may depend upon your country of residence and other factors as we determine in our discretion.

Issuance of Referral Shares will be fulfilled through SL Preferred Shares issued under the offering statement of which this offering circular forms a part. We will generally process a Referral Share and deposit said Referral Share in such investor’s account within 15 days following the date of the qualifying action. Please see “Plan of Distribution – Worthy Wealth Realty Referral Program” on page 47 of this Offering Circular.

To the extent that the Company’s officers and directors make any communications in connection with this offering they intend to conduct such efforts in accordance with an exemption from registration contained in Rule 3a4-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, therefore, none of them is required to register as a broker-dealer. See “Plan of Distribution” in this Offering Circular.

The approximate date of the commencement of the proposed sales or awards to the public of the SL Preferred Shares will be within two calendar days from the date on which the offering is qualified by the Securities and Exchange Commission (the “SEC”) and on a continuous basis thereafter until the maximum number of SL Preferred Shares offered hereby is sold or awarded. The minimum investment per investor is 10 SL Preferred Shares ($100) and the maximum investment per investor is 5,000 SL Preferred Shares ($50,000). When investment funds are received they will not be placed in escrow and will be immediately available to us.

All offering expenses will be borne by us and will be paid out of the proceeds of this offering. The termination of the offering will occur on the earliest of (i) the date that subscriptions for and awards of the SL Preferred Shares offered hereby equal $75,000,000; (ii) the date one day before the Company’s first liquidation of an investment; and (iii) an earlier date determined by the Company in its sole discretion. The offering of SL Preferred Shares for cash could terminate prior to the SL Referral Program offering if we have sold all of the SL Preferred Shares but have not issued all of the SL Preferred Shares in the SL Referral Program offerings. The SL Referral Program offerings could terminate prior to the offering of SL Preferred Shares for cash if all of the SL Preferred Shares offered in the SL Referral Program offerings have been awarded but not all of the SL Preferred Shares for cash have sold. If one of these offerings has closed but the other offering is ongoing, we will inform investors by filing a supplement to this offering circular with the SEC.

No public market has developed nor is expected to develop for SL Preferred Shares, and we do not intend to list SL Preferred Shares on a national securities exchange or interdealer quotational system.

The Company presently intends to conduct a private placement of unregistered SL Preferred Shares pursuant to the exemption from registration provided under Rule 506(c) of Regulation D, as promulgated under the Securities Act of 1933, as amended. The terms of such private placement may differ from the terms offered under this Regulation A offering.

Investing in our securities involves a high degree of risk, including the risk that you could lose all of your investment. Please read the section titled “Risk Factors” beginning on page 11 of this offering circular about the risks you should consider before investing.

Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

We are an “emerging growth company” as that term is used in the Jumpstart Our Business Startups Act of 2012, or the “JOBS Act,” and, as such, have elected to comply with certain reduced public company reporting requirements. See “Offering Summary—Emerging Growth Company Status.”

	Price to Public	Selling Agent Commissions	Proceeds, Before Expenses, to Worthy Wealth Senior Living, Inc. (1)
Per SL Preferred Share	$10.00	$0	$10.00
Total(2)(3)	$74,875,000	$0	$74,875,000

(1)	The Company expects that the amount of expenses of the offering will be approximately $50,000, including professional and compliance fees and other costs of the offering.

(2)	Assumes that the maximum aggregate offering amount of $74,875,000 in cash proceeds is received by us.

(3)	The Company is also offering $125,000 of SL Preferred Shares as rewards under the SL Referral Program.

We believe that we fall within the exception of an investment company provided by Section 3(c)(5)(C) of the Investment Company Act of 1940. Section 3(c)(5)(C) provides an exemption for a company that is primarily engaged in the business of purchasing or otherwise acquiring mortgages and other liens on and interests in real estate, including the acquisition of, and development of, multi-unit housing projects. If for any reason we fail to meet the requirements of the exemption provided by Section 3(c)(5)(C) we will be required to register as an investment company, which could materially and adversely affect our proposed plan of business. See “Risks Related to Being Deemed an Investment Company under the Investment Company Act” under the “Risk Factors” section on page 11 of this offering circular.

Our principal office is located at 11175 Cicero Dr., Suite 100, Alpharetta, GA 30022, and our phone number is (678) 646-6791. Our corporate website address is located at www.worthywealth.com. Information contained on, or accessible through, the website is not a part of, and is not incorporated by reference into, this offering circular.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”); HOWEVER, THE SEC HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

This offering circular is following the disclosure format of Part I of SEC Form S-1 pursuant to the general instructions of Part II(a)(1)(ii) of Form 1-A.

The date of this offering circular is April 29, 2025

Unless the context otherwise indicates, when used in this offering circular, the terms “the Company,” “we,” “us,” “our” and similar terms refer to Worthy Wealth Senior Living, Inc., a Georgia corporation. We use a twelve-month fiscal year ending on December 31st. In a twelve-month fiscal year, each quarter includes three-months of operations; the first, second, third and fourth quarters end on March 31st, and June 30th, September 30th, and December 31st, respectively.

The information contained on, or accessible through, the website at www.worthywealth.com is not part of, and is not incorporated by reference in, this Offering Circular.

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THIRD PARTY DATA

Certain data included in this offering circular is derived from information provided by third-parties that we believe to be reliable. The discussions contained in this offering circular relating to such information is taken from third-party sources that the Company believes to be reliable and reasonable, and that the factual information is fair and accurate. Certain data is also based on our good faith estimates which are derived from management’s knowledge of the industry and independent sources. Industry publications, surveys and forecasts generally state that the information contained therein has been obtained from sources believed to be reliable, but there can be no assurance as to the accuracy or completeness of included information. We have not independently verified such third-party information, nor have we ascertained the underlying economic assumptions relied upon therein. While we are not aware of any material misstatements regarding any market, industry or similar data presented herein, such data was derived from third party sources and reliance on such data involves risks and uncertainties.

TRADEMARKS AND COPYRIGHTS

We own or have applied for rights to trademarks or trade names that we use in connection with the operation of our business, including our corporate names, logos and website names. In addition, we own or have the rights to copyrights, trade secrets and other proprietary rights that protect our business. This offering circular may also contain trademarks, service marks and trade names of other companies, which are the property of their respective owners. Our use or display of third parties’ trademarks, service marks, trade names or products in this offering circular is not intended to, and should not be read to, imply a relationship with or endorsement or sponsorship of us. Solely for convenience, some of the copyrights, trade names and trademarks referred to in this offering circular are listed without their ©, ® and ™ symbols, but we will assert, to the fullest extent under applicable law, our rights to our copyrights, trade names and trademarks. All other trademarks are the property of their respective owners.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

This offering circular contains forward-looking statements that are subject to various risk and uncertainties and that express our opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results, in contrast with statements that reflect historical facts. Many of these statements are contained under the headings “Offering Circular Summary,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business.” Forward-looking statements are generally identifiable by use of forward-looking terminology such as “anticipate,” “intend,” “believe,” “estimate,” “plan,” “seek,” “project” or “expect,” “may,” “will,” “would,” “could,” “should,” or other similar words or expressions. Forward-looking statements are based on certain assumptions, discuss future expectations, describe future plans and strategies, or state other forward-looking information. Our ability to predict future events, actions, plans or strategies is inherently uncertain. Although we believe that the expectations reflected in our forward-looking statements are based on reasonable assumptions, actual outcomes could differ materially from those set forth or anticipated in our forward-looking statements. Factors that could cause our forward-looking statements to differ from actual outcomes include, but are not limited to, those described under the section titled “Risk Factors.” Readers are cautioned not to place undue reliance on any of these forward-looking statements, which reflect our views as of the date of this offering circular. Furthermore, except as required by law, we are under no duty to, and do not intend to, update any of our forward-looking statements after the date of this offering circular, whether as a result of new information, future events or otherwise.

You should read thoroughly this offering circular and the documents that we refer to herein with the understanding that our actual future results may be materially different from and/or worse than what we expect. We qualify all of our forward-looking statements by these cautionary statements including those made in Risk Factors appearing elsewhere in this offering circular. Other sections of this offering circular include additional factors which could adversely impact our business and financial performance. New risk factors emerge from time to time and it is not possible for our management to predict all risk factors, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Except for our ongoing obligations to disclose material information under the Federal securities laws, we undertake no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events. These forward-looking statements speak only as of the date of this offering circular, and you should not rely on these statements without also considering the risks and uncertainties associated with these statements and our business.

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STATE LAW EXEMPTION AND PURCHASE RESTRICTIONS

Our SL Preferred Shares are being offered and sold only to “qualified purchasers” (as defined in Regulation A under the Securities Act). As a Tier 2 offering pursuant to Regulation A under the Securities Act, this offering is exempt from state “Blue Sky” law review, subject to meeting certain state filing requirements and complying with certain anti-fraud provisions, to the extent that our SL Preferred Shares offered hereby are offered and sold only to “qualified purchasers” or at a time when our SL Preferred Shares are listed on a national securities exchange. “Qualified purchasers” include: (i) “accredited investors” under Rule 501(a) of Regulation D and (ii) all other investors so long as their investment in our SL Preferred Shares does not represent more than 10% of the greater of their annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons). Accordingly, we reserve the right to reject any investor’s subscription in whole or in part for any reason, including if we determine in our sole and absolute discretion that such investor is not a “qualified purchaser” for purposes of Regulation A.

To determine whether a potential investor is an “accredited investor” for purposes of satisfying one of the tests in the “qualified purchaser” definition, the investor must be a natural person who:

1.	has a net worth, or joint net worth with the person’s spouse or spousal equivalent, that exceeds $1,000,000 at the time of the purchase, excluding the value of the primary residence of such person; or

2.	had earned income exceeding $200,000 in each of the two most recent years or joint income with a spouse or spousal equivalent exceeding $300,000 for those years and has a reasonable expectation of reaching the same income level in the current year; or

3.	is holding in good standing one or more professional certifications or designations or credentials from an accredited educational institution that the SEC has designated as qualifying an individual for accredited investor status; or

4.	is a “family client,” as defined by the Investment Advisers Act of 1940, of a family office meeting the requirements in Rule 501(a) of Regulation D and whose prospective investment in the issuer is directed by such family office pursuant to Rule 501(a) of Regulation D.

If the investor is not a natural person, different standards apply. See Rule 501 of Regulation D for more details.

For purposes of determining whether a potential investor is a “qualified purchaser,” annual income and net worth should be calculated as provided in the “accredited investor” definition under Rule 501 of Regulation D. In particular, net worth in all cases should be calculated excluding the value of an investor’s home, home furnishings and automobiles.

Before making any representation that your investment does not exceed applicable federal thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

In addition to the foregoing investment restrictions under Regulation A, the minimum investment per investor in this offering is 10 SL Preferred Shares ($100), and the maximum investment per investor in this offering is 5,000 SL Preferred Shares ($50,000).

IMPLICATIONS OF BEING AN EMERGING GROWTH COMPANY

We are not subject to the ongoing reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) because we are not registering our securities under the Exchange Act. Rather, we will be subject to the more limited reporting requirements under Regulation A, including the obligation to electronically file: (i) annual reports (including disclosure relating to our business operations for the preceding three fiscal years, or, if in existence for less than three years, since inception, related party transactions, beneficial ownership of the issuer’s securities, executive officers and directors and certain executive compensation information, management’s discussion and analysis (“MD&A”) of the issuer’s liquidity, capital resources, and results of operations, and two years of audited financial statements), (ii) semiannual reports (including disclosure primarily relating to the issuer’s interim financial statements and MD&A) and (iii) current reports for certain material events.

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In addition, at any time after completing reporting for the fiscal year in which our offering statement was qualified, if the securities of each class to which this Offering Statement relates are held of record by fewer than 300 persons and offers or sales are not ongoing, we may immediately suspend our ongoing reporting obligations under Regulation A.

If and when we become subject to the ongoing reporting requirements of the Exchange Act, as an issuer with less than $1.07 billion in total annual gross revenues during our last fiscal year, we will qualify as an “emerging growth company” under the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and this status will be significant. An emerging growth company may take advantage of certain reduced reporting requirements and is relieved of certain other significant requirements that are otherwise generally applicable to public companies. In particular, as an emerging growth company we:

●	will not be required to obtain an auditor attestation on our internal controls over financial reporting pursuant to the Sarbanes-Oxley Act of 2002;

●	will not be required to provide a detailed narrative disclosure discussing our compensation principles, objectives and elements and analyzing how those elements fit with our principles and objectives (commonly referred to as “compensation discussion and analysis”);

●	will not be required to obtain a non-binding advisory vote from our shareholders on executive compensation or golden parachute arrangements (commonly referred to as the “say-on-pay”, “say-on-frequency” and “say-on-golden-parachute” votes);

●	will be exempt from certain executive compensation disclosure provisions requiring a pay-for-performance graph and CEO pay ratio disclosure;

●	may present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations, or MD&A; and

●	will be eligible to claim longer phase-in periods for the adoption of new or revised financial accounting standards.

We intend to take advantage of all of these reduced reporting requirements and exemptions, including the longer phase-in periods for the adoption of new or revised financial accounting standards, and hereby elect to do so. Our election to use the phase-in periods may make it difficult to compare our financial statements to those of non-emerging growth companies and other emerging growth companies that have opted out of the phase-in periods under Section 107 of the JOBS Act.

Under the JOBS Act, we may take advantage of the above-described reduced reporting requirements and exemptions for up to five years after our initial sale of common equity pursuant to a registration statement declared effective under the Securities Act of 1933, as amended (the “Securities Act”), or such earlier time that we no longer meet the definition of an emerging growth company. Note that this Offering, while a public offering, is not a sale of equity pursuant to a registration statement, since the Offering is conducted pursuant to an exemption from the registration requirements. In this regard, the JOBS Act provides that we would cease to be an “emerging growth company” if we have more than $1.07 billion in annual revenues, have more than $700 million in market value of our Common Stock held by non-affiliates, or issue more than $1 billion in principal amount of non-convertible debt over a three-year period.

Certain of these reduced reporting requirements and exemptions are also available to us due to the fact that we may also qualify, once listed, as a “smaller reporting company” under the rules of the Securities and Exchange Commission (the “SEC”). For instance, smaller reporting companies are not required to obtain an auditor attestation on their assessment of internal control over financial reporting; are not required to provide a compensation discussion and analysis; are not required to provide a pay-for-performance graph or CEO pay ratio disclosure; and may present only two years of audited financial statements and related MD&A disclosure.

SL Preferred Shares will only be offered for sale in jurisdictions where such offers and sales are permitted. You should rely only on the information contained in this offering circular. We have not authorized anyone to provide you with any information other than the information contained in this offering circular. The information contained in this offering circular is accurate only as of its date, regardless of the time of its delivery or of any sale or delivery of our securities. Neither the delivery of this offering circular nor any sale or delivery of our securities shall, under any circumstances, imply that there has been no change in our affairs since the date of this offering circular. This offering circular will be updated and made available for delivery to the extent required by the federal securities laws.

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For investors outside the United States: We have not done anything that would permit this offering or possession or distribution of this offering circular in any jurisdiction where action for that purpose is required, other than the United States. You are required to inform yourselves about and to observe any restrictions relating to the offering and the distribution of this offering circular.

OFFERING CIRCULAR SUMMARY

This summary highlights certain information about us and this offering contained elsewhere in this offering circular. Because it is only a summary, it does not contain all the information that you should consider before investing in our securities and it is qualified in its entirety by, and should be read in conjunction with, the more detailed information appearing elsewhere in this offering circular. Before you decide to invest in our securities, you should read the entire offering circular carefully, including the section titled “Risk Factors” beginning on page 11 and our financial statements and the accompanying notes included in this offering circular.

Overview

We are a newly formed company and to date our activities have involved the organization of our Company. We are a wholly owned subsidiary of Worthy Wealth, Inc. (“WWI”) which utilizes a fintech platform and mobile app (the “Worthy Wealth App”) that allows its users to digitally purchase “SL Preferred Shares.” Purchases can be made in several ways including by rounding up the users’ debit card and checking account linked credit card purchases and other checking account transactions and thereafter use the “round up” dollars in increments of $10.00 to purchase SL Preferred Shares from the Company. WWI also owns its proprietary website allowing direct purchases of SL Preferred Shares (collectively the “Worthy Fintech Platform”).

We are an early stage company with no operating history. Our business model is centered primarily around making investments in existing, yet underperforming, senior living facilities. It is anticipated that we will partner in such investments with one or more owner operators of senior living facilities in newly acquired senior living facilities, with the goal of utilizing investment funds to improve said facilities, both operationally and through capex expenditures. It is anticipated that each investment will be through a single purpose entity dedicated to the specific senior home facility or facilities, that each such investment will be fully secured by a recorded second mortgage, tenant in common interest, or other direct interest in the underlying real estate, and that the investment properties will be sold approximately 3 to 5 years after investment. The Company has been in discussions with several such owner operators that are seeking investments in their various projects. As of April 29, 2025, the Company has not entered into any binding agreements with any such owner operators. We anticipate that (i) at least 95% of our assets will consist of such investments, and (ii) up to 5% of our assets will be allocated for working capital and for general corporate purposes, including the reimbursement amounts due under the Management Services Agreement with WWMI. The proceeds from the sale of SL Preferred Shares in this offering will provide the capital for these activities.

Our parent company, WWI, was formed as a Georgia corporation on July 11, 2023.

On December 11, 2023, WWI executed a Securities Purchase Agreement (as amended, the “SPA”) to purchase from Worthy Financial, Inc. (“WFI”) all of the issued and outstanding equity of Worthy Property Bonds, Inc. (“WPB”), Worthy Property Bonds 2, Inc. (“WPB2”), as well as their two wholly-owned subsidiaries, Worthy Lending V and Worthy Lending VI (collectively, the “Target Companies”) (the “Acquisition”). Our offering hereunder may commence prior to the closing of the Acquisition.

On December 3, 2024, the Company was formed as a Georgia corporation and issued 100 shares of its $0.001 per share par value common stock in exchange for $100 to WWI. WWI is the sole shareholder of the Company’s common stock.

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Up to (i) 7,487,500 of our SL Preferred Shares, with an aggregate principal amount of $74,875,000, will be offered for cash; and (ii) up to 12,500 of our SL Preferred Shares, with an aggregate principal amount of $125,000, will be offered under our SL Referral Program (as described below) for eligible recipients (not for cash).

We have also created the SL Referral Program (the “SL Referral Program”) to provide individuals the opportunity to receive free SL Preferred Shares as a thank you (a “Referral Share”). To be eligible to receive a Referral Share, an investor in SL Preferred Shares need only refer a prospective new investor to open an account with us pursuant to our standard account opening process (each a “Referrer”). Each such prospective new investor, as referred by a Referrer, who completes the account opening process pursuant to our standard account opening procedures will also receive a Referral Share (each a “Referree”). A maximum of 50 Referral Shares may be issued to any Referrer or Referree in any calendar year. The foregoing terms of the SL Referral Program are listed in detail on a link on the Company’s website.

The SL Referral Program is active as of the date hereof, and will remain active until all $125,000 of Referral Shares have been issued thereunder.

The SL Referral Program is currently available only to U.S. residents (including residents of Puerto Rico), and you may only participate if you are at least 18 years of age. We may later allow foreign residents to join the SL Referral Program, which may depend upon your country of residence and other factors as we determine in our discretion.

Issuance of Referral Shares will be fulfilled through SL Preferred Shares issued under the offering statement of which this offering circular forms a part. We will generally process a Referral Share and deposit said Referral Share in such investor’s account within 15 days following the date of the qualifying action. Please see “Plan of Distribution – Worthy Wealth Realty Referral Program” on page 47 of this Offering Circular.

To the extent that the Company’s officers and directors make any communications in connection with this offering they intend to conduct such efforts in accordance with an exemption from registration contained in Rule 3a4-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, therefore, none of them is required to register as a broker-dealer. See “Plan of Distribution” in this Offering Circular.

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Organizational Structure:

The following reflects the current organization structure of WWI prior to the Acquisition:

THE WORTHY WEALTH COMPANIES

The following reflects the organization structure of WWI in the event of the closing of the Acquisition:

Worthy Wealth, Inc.
Parent Company
Platform Owner
Georgia Corp.
Worthy Wealth Management, Inc.
Management Company
Georgia Corp.
Worthy Wealth Realty, Inc.
Georgia Corp.
Worthy Wealth Senior Living, Inc.
Georgia Corp.

Our offering hereunder may commence prior to the closing of the Acquisition.

Worthy Wealth Management, Inc.
Worthy Wealth, Inc.
Worthy Property Bonds, Inc.
Worthy Property Bonds 2, Inc.
Worthy Wealth Realty, Inc.
Worthy Wealth Senior Living, Inc.
Worthy Lending V, LLC
Worthy Lending VI, LLC

The SL Preferred Shares

●	are priced at $10.00 each and have a stated value of $10.00 each;

●	have no maturity date, can be called by the Company in certain circumstances, but cannot be redeemed at the option of the holder;

●	have no sinking fund;

●	shall accrue dividends at the rate of 5% APY for the first 36 months, and thereafter at 7% APY, on the stated value thereof;

●	in no event will the foregoing dividend rates payable on SL Preferred Shares reduce below 5% APY (or 7% APY after 36 months);

●	any increases to dividend rates payable will need to be approved by the Company and the holders of SL Preferred Shares, and will be effected through the filing of a post qualification amendment or supplement, as applicable, to the Worthy Wealth Senior Living Form 1-A;

●	the initial dividends will be payable on the one year anniversary of the issuance date of the first SL Preferred Share issued in this offering, and thereafter shall be payable quarterly, in arrears;

●	upon every sale or refinancing of an investment by the Company in a real estate project involving a senior living facility (a “Sale Transaction”), the Company shall, within 30 days after the end of the calendar quarter in which such Sale Transaction occurred, redeem (a “Redemption”) that number of SL Preferred Shares, pro-rata among all holders thereof, equal to the Company’s total initial investment amount in the underlying investment, divided by the stated value of the SL Preferred Shares ($10 per share), for a per share redemption price equal to the stated value of each such redeemed SL Preferred Shares ($10 per share), plus any accrued and unpaid dividends thereon, plus a pro-rata distribution among such redeemed SL Preferred Shares of 60% of the operating profit of the Company, as set forth in the Company’s audited financial statements, derived from such Sale Transaction (the “Redemption Price”);

●	are transferable;

●	have no voting rights except as required by law;

●	are not convertible into or exchangeable for any other property or securities of the Company; and

●	are unsecured.

For more information on the terms of SL Preferred Shares being offered, please see “Description of the SL Preferred Shares” beginning on page 40 of this Offering Circular.

The termination of the offering will occur on the earliest of (i) the date that subscriptions for and awards of the SL Preferred Shares offered hereby equal $75,000,000; (ii) the date one day before the Company’s first liquidation of an investment; and (iii) an earlier date determined by the Company in its sole discretion. We reserve the right to terminate this offering for any reason at any time. The offering of SL Preferred Shares for cash could terminate prior to the SL Referral Program offering if we have sold all of the SL Preferred Shares but have not issued all of the SL Preferred Shares in the SL Referral Program offerings. The SL Referral Program offerings could terminate prior to the offering of SL Preferred Shares for cash if all of the SL Preferred Shares offered in the SL Referral Program offerings have been awarded but not all of the SL Preferred Shares for cash have sold. If one of these offerings has closed but the other offering is ongoing, we will inform investors by filing a supplement to this offering circular with the SEC.

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Our principal executive offices are located at 11175 Cicero Dr., Suite 100, Alpharetta, GA 30022, and our telephone number is (678) 646-6791. Our fiscal year end is June 30th. The information which appears on our website, or is accessible through our website at www.worthywealth.com is not part of, and is not incorporated by reference into, this Offering Circular.

The Company has not yet generated any revenue and has no operating history. Our management has raised substantial doubt about our ability to continue as a going concern based on these conditions and our independent registered public accounting firm has included an explanatory paragraph relating to our ability to continue as a going concern in its audit report with respect to our audited consolidated financial statements for the period from December 3, 2024 (inception) to January 15, 2025. We expect to generate income from the capital raised by the sale of SL Preferred Shares. We also expect to use up to 5% of the proceeds from sales of SL Preferred Shares to provide working capital and general corporate purposes for our Company until such time as our revenues are sufficient to pay our operating expenses.

Until sufficient proceeds have been received by us from the sale of SL Preferred Shares in this offering, we will rely on advances from our parent as to which we have no assurances. We will not be paying back any of the funds advanced to us by WWI and therefore there is no interest rate or maturity associated with such advances. WWI is not obligated to provide advances to us and there are no assurances that we will be successful in raising proceeds in this offering. If we do not raise sufficient funds in this offering or if our parent declines to make advances to us, we will not be able to implement our business plan, or may have to cease operations altogether.

In order to operate our Company for 12 months, we estimate that $3,000,000 in funds will be required.

Emerging Growth Company Status

We are an “emerging growth company” as defined in the JOBS Act, which permits us to elect not to be subject to certain disclosure and other requirements that otherwise would have been applicable to us had we not been an “emerging growth company.” These provisions include:

●	reduced disclosure about our executive compensation arrangements;

●	no non-binding advisory votes on executive compensation or golden parachute arrangements; and

●	exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting.

We may take advantage of these exemptions for up to five years or such earlier time as we are no longer an “emerging growth company.” We will qualify as an “emerging growth company” until the earliest of:

●	the last day of our fiscal year following the fifth anniversary of the date of completion of this offering;

●	the last day of our fiscal year in which we have annual gross revenue of $1.0 billion or more;

●	the date on which we have, during the previous three-year period, issued more than $1.0 billion in non-convertible debt; or

●	the last day of the fiscal year in which we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended, or the “Exchange Act.”

Under this definition, we will be an “emerging growth company” upon completion of this offering and could remain an “emerging growth company” until as late as February, 2028.

In addition, the JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. This allows an emerging growth company to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have irrevocably elected not to avail ourselves of this exemption from new or revised accounting standards and, therefore, we will be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies.

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Risks Affecting Us

Our business is subject to numerous risks and uncertainties, including those highlighted in the section titled “Risk Factors” beginning on page 11. These risks include, but are not limited to the following:

●	We are an early-stage startup with no operating history, and we may never become profitable;

●	Absent any additional financing or advances from our parent company, other than the sale of the SL Preferred Shares, we may be unable to meet our operating expenses;

●	In addition to the sale of the SL Preferred Shares, it is possible that at times we may be dependent on advances from our parent company, which has acknowledged its intent to provide such advances, in order to meet our operating expenses;

●	The amount of dividends payable to holders of SL Preferred Shares at a given time may exceed the amount of funds we have legally available to make such payments which may result in a delay in repayment or loss of investment to the holders;

●	Public health epidemics or outbreaks (such as the novel strain of coronavirus (COVID-19)) could adversely impact our business;

●	We operate in a highly regulated industry, and our business may be negatively impacted by changes in the regulatory environment;

●	Our business may be negatively impacted by worsening economic conditions and fluctuations in the credit market;

●	Competition in our industry is intense;

●	Holders of SL Preferred Shares are exposed to the credit risk of our company;

●	There has been no public market for SL Preferred Shares and none is expected to develop; and

●	We could be materially and adversely affected if we are deemed to be an investment company under the Investment Company Act.

Our management has raised substantial doubt about our ability to continue as a going concern and our independent registered public accounting firm has included an explanatory paragraph relating to our ability to continue as a going concern in its audit report with respect to our audited consolidated financial statements for the period from December 3, 2024 (inception) to January 15, 2025.

SUMMARY OF THE OFFERING

Securities being offered:	Up to $75,000,000 of SL Preferred Shares on a “best efforts” basis.

Offering Price per SL Preferred Shares:	$10.00 per each SL Preferred Share.

Description of the SL Preferred Shares:	The SL Preferred Shares:

	●	are priced at $10.00 each and have a stated value of $10.00 each;

	●	have no maturity date, can be called by the Company in certain circumstances, but cannot be redeemed at the option of the holder;

	●	have no sinking fund;

	●	shall accrue dividends at the rate of 5% APY for the first 36 months, and thereafter at 7% APY, on the stated value thereof;

	●	in no event with the foregoing dividend rates payable on SL Preferred Shares reduce below 5% APY (or 7% APY after 36 months);

	●	any increases to dividend rates payable will need to be approved by the Company and the holders of SL Preferred Shares, and will be effected through the filing of a post qualification amendment or supplement, as applicable, to the Worthy Wealth Senior Living Form 1-A;

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	●	the initial dividends will be payable on the one year anniversary of the issuance date of the first SL Preferred Share issued in this offering, and thereafter shall be payable quarterly, in arrears;

	●	upon every sale or refinancing of an investment by the Company in a real estate project involving a senior living facility (a “Sale Transaction”), the Company shall, within 30 days after the end of the calendar quarter in which such Sale Transaction occurred, redeem (a “Redemption”) that number of SL Preferred Shares, pro-rata among all holders thereof, equal to the Company’s total initial investment amount in the underlying investment, divided by the stated value of the SL Preferred Shares ($10 per share), for a per share redemption price equal to the stated value of each such redeemed SL Preferred Shares ($10 per share), plus any accrued and unpaid dividends thereon, plus a pro-rata distribution among such redeemed SL Preferred Shares of 60% of the operating profit of the Company, as set forth in the Company’s audited financial statements, derived from such Sale Transaction (the “Redemption Price”);

	●	are transferable; and

	●	have no voting rights except as required by law;

	●	are not convertible into or exchangeable for any other property or securities of the Company; and

	●	are unsecured.

Principal amount of SL Preferred Shares:	We will not issue SL Preferred Shares offered hereby in excess of $75,000,000 principal amount during any 12-month period. The SL Preferred Shares offered hereby will be offered on a continuous basis. As of the date of this offering circular we have not sold any SL Preferred Shares.

Regulation A Tier:	Tier 2

Investor Suitability:	The SL Preferred Shares will not be sold to any person unless they are a “qualified purchaser”. A “qualified purchaser” includes: (1) an “accredited investor” as that term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933 (the “Securities Act”); or (2) all other investors who meet the investment limitations set forth in Rule 251(d)(2) (C) of Regulation A. Such persons as stated in (2) above must conform with the “Investment Amount Restrictions” as described in the section below. Each person acquiring SL Preferred Shares may be required to represent that he, she or it is purchasing the SL Preferred Shares for his, her or its own account for investment purposes and not with a view to resell or distribute the securities. Each prospective purchaser of SL Preferred Shares may be required to furnish such information or certification as the Company may require in order to determine whether any person or entity purchasing SL Preferred Shares is an Accredited Investor if such is claimed by the investor.

Investment Amount Restrictions:	Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, you are encouraged to review Rule 251(d)(2)(i)(c) of Regulation A. For general information on investing, you are encouraged to refer to www.investor.gov. In addition to the foregoing investment restrictions, the minimum investment by an investor in this offering is 10 SL Preferred Shares ($10) and the maximum investment by an investor in this offering is 5,000 SL Preferred Shares ($50,000).

Securities outstanding prior to this offering:	100 shares of our common stock, all of which are owned by WWI.

Securities Outstanding after the offering:	100 shares of our common stock, all of which are owned by WWI; and 7,500,000 of SL Preferred Shares.

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Manner of offering:

The SL Preferred Shares described in this Offering Circular will be offered on a continuous basis directly through the Worthy Wealth Website at www.worthywealth.com or though the Worthy Wealth App which may be downloaded for free from the Apple Store or from Google Play. This offering is being conducted on a “best efforts” basis, which means that there is no guarantee that any minimum amount will be sold in this offering.

If any broker-dealer or other agent/person is engaged to sell our SL Preferred Shares, we will file a post-qualification amendment to the offering statement of which this offering circular forms a part disclosing the names and compensation arrangements prior to any sales by such persons. Please see “Plan of Distribution” beginning on page 45 of this offering circular.

Worthy Wealth Senior Living Referral Program:

We have also created the SL Referral Program (the “SL Referral Program”) to provide individuals the opportunity to receive free SL Preferred Shares as a thank you (a “Referral Share”). To be eligible to receive a Referral Share, an investor in SL Preferred Shares need only refer a prospective new investor to open an account with us pursuant to our standard account opening process (each a “Referrer”). Each such prospective new investor, as referred by a Referrer, who completes the account opening process pursuant to our standard account opening procedures will also receive a Referral Share (each a “Referree”). A maximum of 50 Referral Shares may be issued to any Referrer or Referree in any calendar year. The foregoing terms of the SL Referral Program are listed in detail on a link on the Company’s website.

The SL Referral Program is active as of the date hereof, and will remain active until all $125,000 of Referral Shares have been issued thereunder.

The SL Referral Program is currently available only to U.S. residents (including residents of Puerto Rico), and you may only participate if you are at least 18 years of age. We may later allow foreign residents to join the SL Referral Program, which may depend upon your country of residence and other factors as we determine in our discretion.

Issuance of Referral Shares will be fulfilled through SL Preferred Shares issued under the offering statement of which this offering circular forms a part. We will generally process a Referral Share and deposit said Referral Share in such investor’s account within 15 days following the date of the qualifying action. Please see “Plan of Distribution – Worthy Wealth Realty Referral Program” on page 47 of this Offering Circular.

Use of proceeds:	If we sell all $74,875,000 of SL Preferred Shares offered hereby for cash, we estimate we will receive net proceeds from this offering of approximately $74,825,000. The Company expects that the amount of offering expenses will be approximately $50,000, including professional and compliance fees and other costs of the offering. We intend to use the proceeds from this offering to implement the business model described above and for general corporate purposes including the costs of this offering. See “Use of Proceeds.”

Risk Factors:	Purchasing the SL Preferred Shares and our business in general is subject to numerous risks and uncertainties, including those highlighted in the section titled “Risk Factors” beginning on page 11.

Transfer Agent:	The Company will act as its own transfer agent and maintain the Company’s register. As of the date of this offering circular, we have not engaged a transfer agent, and do not intend to engage a transfer agent until such time as we determine it is necessary.

Termination of the offering;	The termination of the offering will occur on the earliest of (i) the date that subscriptions for and awards of the SL Preferred Shares offered hereby equal $75,000,000; (ii) the date one day before the Company’s first liquidation of an investment; and (iii) an earlier date determined by the Company in its sole discretion. We reserve the right to terminate this offering for any reason at any time. The offering of SL Preferred Shares for cash could terminate prior to the SL Referral Program offering if we have sold all of the SL Preferred Shares but have not issued all of the SL Preferred Shares in the SL Referral Program offerings. The SL Referral Program offerings could terminate prior to the offering of SL Preferred Shares for cash if all of the SL Preferred Shares offered in the SL Referral Program offerings have been awarded but not all of the SL Preferred Shares for cash have sold. If one of these offerings has closed but the other offering is ongoing, we will inform investors by filing a supplement to this offering circular with the SEC.

Concurrent Private Offering	The Company presently intends to conduct a private placement of unregistered SL Preferred Shares pursuant to the exemption from registration provided under Rule 506(c) of Regulation D, as promulgated under the Securities Act of 1933, as amended. The terms of such private placement may differ from the terms offered under this Regulation A offering, and are available to be viewed on the Worthy Fintech Platform.

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SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

The following table presents our summary historical consolidated financial data for the period indicated. The summary historical consolidated financial data for the period from December 3, 2024 (inception) through January 15, 2025, and the balance sheet data as of January 15, 2025 is derived from the audited financial statements.

Historical results are included for illustrative and informational purposes only and are not necessarily indicative of results we expect in future periods, and results of interim periods are not necessarily indicative of results for the entire year. You should read the following summary financial data in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes appearing elsewhere in this Offering Circular.

December 3, 2024 through January 15, 2025

Statement of Operations Data
Total revenues	$0.00
Gross profits	$0.00
Total operating expenses	$3,675.00
Income from operations	$46,325.00
Nonoperating expense	$0.00
Net income	$34,929.00
Net income per share, basic and diluted	$349.29

Balance Sheet Data (at period end)
Cash and cash equivalents	$50,100.00
Working capital	$35,029.00
Total assets	$50,100.00
Total liabilities	$15,071.00
Stockholder’s equity	$35,029.00

(1)	Working capital represents total assets less total liabilities.

RISK FACTORS

Investing in our securities involves risks. In addition to the other information contained in this offering circular, you should carefully consider the following risks before deciding to purchase our securities in this offering. The occurrence of any of the following risks might cause you to lose all or a part of your investment. Some statements in this offering circular, including statements in the following risk factors, constitute forward-looking statements. Please refer to “Cautionary Statement Regarding Forward-Looking Statements” for more information regarding forward-looking statements.

Below is a summary of material risks, uncertainties and other factors that could have a material effect on the Company and its operations:

●	We are an early-stage startup with no operating history, and we may never become profitable;

●	Absent any additional financing or advances from our parent company, other than the sale of the SL Preferred Shares, we may be unable to meet our operating expenses;

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●	Depending on the amount of SL Preferred Shares sold in the offering, and the timing of our investments, we may at times be dependent on advances from our parent company, which has acknowledged its intent to provide such advances, in order to meet our operating expenses;

●	The amount of dividends that holders of SL Preferred Shares may be entitled to at a given time may exceed the amount of funds we have available to make such payments which may result in a delay in repayment or loss of investment to the holders;

●	Public health epidemics or outbreaks (such as the novel strain of coronavirus (COVID-19)) could adversely impact our business;

●	We operate in a highly regulated industry, and our business may be negatively impacted by changes in the regulatory environment;

●	Our business may be negatively impacted by worsening economic conditions and fluctuations in the credit market;

●	Competition in our industry is intense;

●	Holders of SL Preferred Shares are exposed to the credit risk of our company;

●	There has been no public market for SL Preferred Shares and none is expected to develop; and

●	We could be materially and adversely affected if we are deemed to be an investment company under the Investment Company Act.

Risks Related to our Industry

Worsening economic conditions may result in decreased demand for investments and harm our operating results.

Uncertainty and negative trends in general economic conditions in the United States and abroad, including significant tightening of credit markets, historically have created a difficult environment for companies in the real estate development industry. Many factors, including factors that are beyond our control, may have a detrimental impact on our operating performance. These factors include defaults by senior living facility operators and developers, general economic conditions, unemployment levels, energy costs and interest rates, as well as events such as natural disasters, acts of war, terrorism, pandemic like the recent coronavirus (COVID-19) and catastrophes.

There can be no assurance that economic conditions will remain favorable for our business or that demand for investments in which we participate will remain at current levels. Reduced demand for investments would negatively impact our growth and revenue. Further, if an insufficient number of qualified senior living facility operators and developers seek our investments, our growth and revenue would be negatively impacted.

Competition for employees is intense, and we may not be able to attract and retain the highly skilled employees whom we need to support our business.

Competition for highly skilled personnel, especially data analytics personnel, is extremely intense, and we could face difficulty identifying and hiring qualified individuals in many areas of our business. We may not be able to hire and retain such personnel. Many of the companies with which we compete for experienced employees have greater resources than we have and may be able to offer more attractive terms of employment. In addition, we intend to invest significant time and expense in training our employees, which increases their value to competitors who may seek to recruit them. If we fail to retain our employees, we could incur significant expenses in hiring and training their replacements and the quality of our services and our ability to serve senior living facility operators and developers could diminish, resulting in a material adverse effect on our business. We currently have no full time employees. However, management and staffing are presently provided by Worthy Wealth Management, Inc., a wholly owned subsidiary of our parent company (“WWMI”) under a Management Services Agreement. Please see “Operations – Management Services Agreement with Worthy Wealth Management, Inc.” for a detailed description of the Management Services Agreement.

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We operate in a competitive market which may intensify, and competition may limit our ability to implement our business model and have a material adverse effect on our business, financial condition, and results of operations.

We operate in a competitive market which may intensify, and competition may limit our ability to implement our business model and have a material adverse effect on our business, financial condition, and results of operations. Our competitors may be able to have a lower cost for their services which would lead to senior living facility operators and developers choosing such other competitors over the Company. In addition, some of our competitors may have higher risk tolerances or different risk assessments, which could allow them to consider a wider variety of investments, offer more attractive pricing or other terms and establish more relationships than us.

Risks Related to Senior Living Facilities Market

An economic downturn or decline in economic conditions could adversely affect our business and our results of operations.

Demand for senior living facilities is sensitive to economic changes driven by conditions such as employment levels, job growth, consumer confidence, inflation and interest rates. If the senior living facility industry suffers a downturn, the ability of our partners to own, operate, and improve facilities in which we invest may decline which could have a material adverse effect on our profitability, ability to service our debt obligations and future cash flows.

Diminished consumer confidence, whether generally or as to residing in a senior living facility, can negatively impact our business operations.

Consumers may be reluctant to purchase a home or otherwise reside in a senior living community, compared to other alternatives (such as renting apartments or homes, or remaining in their existing home, or living with relatives) due to location or lifestyle preferences, affordability and residence selling price perceptions (particularly in markets that experienced rapid price appreciation), employment instability or otherwise. Consumers may also decide not to search for a senior living facility, or cancel their existing contracts, due to economic or personal financial uncertainty. The combination of sharply higher mortgage interest rates since early 2022, several years of rising housing prices, volatility across financial markets, elevated inflation and various other macroeconomic and geopolitical concerns have weighed on consumer budgets and confidence. With housing affordability at an all-time low in July 2023, these conditions are expected to remain. In that we partner with senior living facility operators and developers, any downturn in the development and operations of such facilities could adversely affect our profitability, ability to service our debt obligations and future cash flows.

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Risks Related to Our Company

We are an early-stage startup with no operating history, and we may never become profitable.

We expect to be profitable in the near term, but there can be no guarantees. If we are unable to obtain or maintain profitability, we will not be able to attract investment, compete, or maintain operations.

Our management has raised substantial doubt about our ability to continue as a going concern and our independent registered public accounting firm has included an explanatory paragraph relating to our ability to continue as a going concern in its audit report with respect to our audited consolidated financial statements for the period from December 3, 2024 (inception) to January 15, 2025.

We are an early-stage startup with no operating history, and we may never become profitable. Our management has raised substantial doubt about our ability to continue as a going concern and our independent registered public accounting firm has included an explanatory paragraph in their opinion on our audited consolidated financial statements for the period from December 3, 2024 (inception) to January 15, 2025, that states that there is a substantial doubt about our ability to continue as a going concern. The accompanying consolidated financial statements have been prepared assuming that we will continue as a going concern. There is substantial doubt about our ability to continue as a going concern. No assurances can be given that we will generate sufficient revenue or obtain necessary financing to continue as a going concern. No assurances can be given that we will achieve success in selling the SL Preferred Shares.

If we do not raise sufficient funds in this offering and our parent company declines to make advances to us we won’t be able to fully implement our business plan.

We have not generated any revenues to date and we are dependent on the proceeds from this offering to provide funds to implement our business model. The uncertainty of the amount of SL Preferred Shares that we will sell, and the timing of such sales, makes it difficult to predict our planned operations. Until sufficient proceeds have been received by us from the sale of SL Preferred Shares we will rely on advances from our parent as to which we have no assurances. WWI is not obligated to provide advances to us and there are no assurances that we will be successful in raising proceeds in this offering. If we do not raise sufficient funds in this offering and if our parent company declines to make advances to us we won’t be able to implement our business plan, and will either have to modify our business plan or potentially cease operations altogether, in which case we would wind down the Company’s investments in an orderly fashion to maximize the Company’s ability to meet any then outstanding obligations, including those related to outstanding SL Preferred Shares.

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The amount of payments of dividends to holders of SL Preferred Shares at a given time may exceed the amount of funds we have available to make such payments which may result in a delay in repayment or loss of investment to the holders.

We will use our commercially reasonable efforts to maintain sufficient cash and cash equivalents on hand to honor dividends to holders of SL Preferred Shares. Such repayment, however, is subject to the then-current liquidity of the Company.

If the information provided by senior living facility operators and developers is incorrect or fraudulent, we may misjudge a customer’s qualification to receive an investment, and our operating results may be harmed.

Although a significant part of our investment decisions is based on information provided to us by investment applicants. To the extent that these applicants provide information to us in a manner that we are unable to verify, we may not be able to accurately assess the associated risk. In addition, data provided by third-party sources is a significant component of our underwriting process, and this data may contain inaccuracies. Inaccurate analysis of credit data that could result from false application information could harm our reputation, business, and operating results.

Our risk management efforts may not be effective.

We could incur substantial losses, and our business operations could be disrupted if we are unable to effectively identify, manage, monitor, and mitigate financial risks, such as credit risk, interest rate risk, liquidity risk, and other market-related risk, as well as operational risks related to our business, assets, and liabilities. To the extent our models used to assess the creditworthiness of potential senior living facility operators and developers do not adequately identify potential risks, the risk profile of such senior living facility operators and developers could be higher than anticipated. Our risk management policies, procedures, and techniques may not be sufficient to identify all of the risks we are exposed to, mitigate the risks that we have identified, or identify concentrations of risk or additional risks to which we may become subject in the future.

A significant disruption in our computer systems or a cybersecurity breach could adversely affect our operations.

We rely extensively on our computer systems to manage our investments and other processes. Our systems are subject to damage or interruption from power outages, computer and telecommunications failures, computer viruses, cyber security breaches, vandalism, severe weather conditions, catastrophic events and human error, and our disaster recovery planning cannot account for all eventualities. If our systems are damaged, fail to function properly or otherwise become unavailable, we may incur substantial costs to repair or replace them, and may experience loss of critical data and interruptions or delays in our ability to perform critical functions, which could adversely affect our business and results of operations. Any compromise of our security could also result in a violation of applicable privacy and other laws, significant legal and financial exposure, damage to our reputation, loss or misuse of the information and a loss of confidence in our security measures, which could harm our business.

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Our ability to protect the confidential information of our senior living facility operators and developers may be adversely affected by cyber-attacks, computer viruses, physical or electronic break-ins or similar disruptions.

We process certain sensitive data from our senior living facility operators and developers and investors. While we have taken steps to protect confidential information that we receive or have access to, our security measures could be breached. Any accidental or willful security breaches or other unauthorized access to our systems could cause confidential senior living facility operators and developers and investor information to be stolen and used for criminal purposes. Security breaches or unauthorized access to confidential information could also expose us to liability related to the loss of the information, time-consuming and expensive litigation and negative publicity. If security measures are breached because of third-party action, employee error, malfeasance or otherwise, or if design flaws in our software are exposed and exploited, our relationships with senior living facility operators and developers could be severely damaged, and we could incur significant liability.

Because techniques used to sabotage or obtain unauthorized access to systems change frequently and generally are not recognized until they are launched against a target, we may be unable to anticipate these techniques or to implement adequate preventative measures. In addition, federal regulators and many federal and state laws and regulations require companies to notify individuals of data security breaches involving their personal data. These mandatory disclosures regarding a security breach are costly to implement and often lead to widespread negative publicity, which may cause senior living facility operators and developers and investors to lose confidence in the effectiveness of our data security measures. Any security breach, whether actual or perceived, would harm our reputation, we could lose senior living facility operators and developers and investors and our business and operations could be adversely affected.

Any significant disruption in service on our platform or in our computer systems, including events beyond our control, could prevent us from processing or posting payments on our investments, reduce the attractiveness of our marketplace and result in a loss of senior living facility operators and developers or investors.

In the event of a system outage and physical data loss, our ability to perform our servicing obligations, process applications or make investments available would be materially and adversely affected. The satisfactory performance, reliability and availability of our technology are critical to our operations, customer service, reputation and our ability to attract new and retain existing senior living facility operators and developers and investors.

Any interruptions or delays in our service, whether as a result of third-party error, our error, natural disasters or security breaches, whether accidental or willful, could harm our relationships with our senior living facility operators and developers and investors and our reputation. Additionally, in the event of damage or interruption, our insurance policies may not adequately compensate us for any losses that we may incur. Our disaster recovery plan has not been tested under actual disaster conditions, and we may not have sufficient capacity to recover all data and services in the event of an outage. These factors could prevent us from processing or posting payments on the investments, damage our brand and reputation, divert our employees’ attention, reduce our revenue, subject us to liability and cause senior living facility operators and developers and investors to abandon our marketplace, any of which could adversely affect our business, financial condition and results of operations.

We contract with third parties to provide services related to our systems that automate the servicing of our investment portfolios. While there are material cybersecurity risks associated with these services, we require that our vendors provide industry-leading encryption, strong access control policies, Statement on Standards for Attestation Engagements (SSAE) 16 audited data centers, systematic methods for testing risks and uncovering vulnerabilities, and industry compliance audits to ensure data and assets are protected. To date, we have not experienced any cyber incidents that were material, either individually or in the aggregate.

If our estimates of investment losses are not adequate to absorb actual losses, our provision for investments losses would increase, which would adversely affect our results of operations.

We maintain an allowance for investment losses. To estimate the appropriate level of allowance for investment losses, we consider known and relevant internal and external factors that affect investment collectability, including the total amount of investment receivables outstanding, historical investment receivable charge-offs, our current collection patterns, and economic trends. If customer behavior changes as a result of economic conditions and if we are unable to predict how the unemployment rate, housing foreclosures, and general economic uncertainty may affect our allowance for investment losses, our provision may be inadequate. Our allowance for investment losses is an estimate, and if actual investment receivable losses are materially greater than our allowance for investment losses, our financial position, liquidity, and results of operations could be adversely affected.

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We will face increasing competition of other investors in senior living facility operators and developers and, if we do not compete effectively, our operating results could be harmed.

We compete with other companies that make investments with senior living facility operators and developers. If we are not able to compete effectively with our competitors, our operating results could be harmed.

Many of our competitors have significantly more resources and greater brand recognition than we do and may be able to attract senior living facility operators and developers more effectively than we do.

When new competitors seek to enter one of our markets, or when existing market participants seek to increase their market share, they sometimes undercut the pricing and/or credit terms prevalent in that market, which could adversely affect our market share or ability to explore new market opportunities. Our pricing and credit terms could deteriorate if we act to meet these competitive challenges. Further, to the extent that the fees we pay to our strategic partners and investment referral sources are not competitive with those paid by our competitors, whether on new investments or renewals or both, these partners and sources may choose to direct their business elsewhere. All of the foregoing could adversely affect our business, results of operations, financial condition, and future growth.

We are reliant on the efforts of Sally Outlaw and Alan Jacobs.

We rely on our management team and need additional key personnel to grow our business, and the loss of key employees or inability to hire key personnel could harm our business. We believe our success has depended, and continues to depend, on the efforts and talents of our executive officers and directors, Sally Outlaw and Alan Jacobs. Our key personnel have expertise that could not be easily replaced if we were to lose any or all of their services.

Compliance with Regulation A and reporting to the SEC could be costly.

Compliance with Regulation A could be costly and requires legal and accounting expertise. After qualifying this Form 1-A, we will be required to file an annual report on Form 1-K, a semiannual report on Form 1-SA, current reports on Form 1-U, and certain post qualification amendments and supplements.

Our legal and financial staff may need to be increased in order to comply with Regulation A. Compliance with Regulation A will also require greater expenditures on outside counsel, outside auditors, and financial printers in order to remain in compliance. Failure to remain in compliance with Regulation A may subject us to sanctions, penalties, and reputational damage and would adversely affect our results of operations.

We will be required to publicly report on an ongoing basis under the reporting rules set forth in Regulation A for Tier 2 issuers. Therefore, we will be subject to ongoing public reporting requirements that are less rigorous than Exchange Act rules for companies that are not “emerging growth companies,” and our investors could receive less information than they might expect to receive from exchange traded public companies.

We will be required to publicly report on an ongoing basis under the reporting rules set forth in Regulation A for Tier 2 issuers. The ongoing reporting requirements under Regulation A are more relaxed than for “emerging growth companies” under the Exchange Act. The differences include, but are not limited to, being required to file only annual and semiannual reports, rather than annual and quarterly reports. Annual reports are due within 120 calendar days after the end of the issuer’s fiscal year, and semiannual reports are due within 90 calendar days after the end of the first six months of the issuer’s fiscal year. Therefore, our investors could receive less information than they might expect to receive from exchange traded public companies.

Our lack of operating history makes it difficult for you to evaluate this investment.

We are a recently formed entity with no operating history and may not be able to successfully operate our business or achieve our investment objectives. We may not be able to conduct our business as described in our plan of operation.

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We are subject to the risk of fluctuating interest rates, which could harm our planned business operations.

We expect to generate income from the difference between (a) the interest rates we earn on our real estate investments to senior living facility operators and developers, and (b) the dividends we will pay to the holders of SL Preferred Shares. Due to fluctuations in interest rates, we may not be able to charge senior living facility operators and developers an interest rate sufficient for us to generate income, which could harm our planned business operations.

Any Referral Shares you receive as a result of the SL Referral Program could have adverse tax consequences to you.

There is some uncertainty about the appropriate treatment of these Referral Shares for income purposes. If you receive SL Preferred Shares under the SL Referral Program, upon receipt you will generally realize taxable income equal to the fair market value of the SL Preferred Shares. Your participation in the SL Referral Program may increase the complexity of your tax filings and may cause you to be ineligible to file Internal Revenue Service Form 1040-EZ, if you would otherwise be eligible to file such form.

Risks Related to Being Deemed an Investment Company under the Investment Company Act

We could be materially and adversely affected if we are deemed to be an investment company under the Investment Company Act.

We rely on the exception from the Investment Company Act set forth in Section 3(c)(5)(C) of the Investment Company Act, which excludes from the definition of investment company “any person who is not engaged in the business of issuing redeemable securities, face-amount certificates of the installment type or periodic payment plan certificates, and who is primarily engaged in one or more of the following businesses… (C) purchasing or otherwise acquiring mortgages and other liens on and interests in real estate, including the acquisition of, and development of, multi-unit housing projects.” The SEC Staff generally requires that, for the exception provided by Section 3(c)(5)(C) to be available, at least 55% of an entity’s assets be comprised of mortgages and other liens on and interests in real estate, including the acquisition of, and development of, multi-unit housing projects, also known as “qualifying interests,” and at least another 25% of the entity’s assets must be comprised of additional qualifying interests or real estate-type interests (with no more than 20% of the entity’s assets comprised of miscellaneous assets). We intend to acquire assets with the proceeds of this offering in satisfaction of such SEC requirements to fall within the exception provided by Section 3(c)(5)(C). Notwithstanding, it is possible that the staff of the SEC could disagree with any of our determinations. If the staff of the SEC were to disagree with our analysis under the Investment Company Act, we would need to adjust our investment strategy. Any such adjustment in our strategy could have a material adverse effect on us. If we are deemed to be an investment company, we may be required to register as an investment company if we are unable to dispose of the disqualifying assets, which could have a material adverse effect on us.

Registration under the Investment Company Act would require us to comply with a variety of substantive requirements that impose, among other things:

●	limitations on capital structure;

●	restrictions on specified investments;

●	restrictions on leverage or senior securities;

●	restrictions on unsecured borrowings;

●	prohibitions on transactions with affiliates; and

●	compliance with reporting, record keeping, voting, proxy disclosure and other rules and regulations that would significantly increase our operating expenses.

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If we were required to register as an investment company but failed to do so, we could be prohibited from engaging in our business, and criminal and civil actions could be brought against us. Registration with the SEC as an investment company would be costly, would subject us to a host of complex regulations and would divert attention from the conduct of our business, which could materially and adversely affect us. In addition, we would no longer be eligible to offer our securities under Regulation A of the Securities Act if we were required to register as an investment company.

If we are deemed to be an investment company under the Investment Company Act and are therefore ineligible to rely on Regulation A to sell securities, the unregistered issuance of our securities to the investors pursuant to this Offering would be considered in violation of Section 5 of the Securities Act if there was no other available exemption from registration for this issuance giving the investors a right of rescission.

We rely on the exception from the Investment Company Act set forth in Section 3(c)(5)(C) of the Investment Company Act, however, in the event that the Company is deemed to be an investment company under the Investment Company Act, we would no longer be eligible to offer our securities under Regulation A of the Securities Act in this Offering, or at all. In the event that this occurs, the Company would have to immediately terminate this Offering. The unregistered issuance of our securities to the investors pursuant to this Offering would be considered in violation of Section 5 of the Securities Act if there were no other available exemption from registration for this issuance. The securities sold in this Offering prior to such termination would be subject to a private right of action for rescission or damages by the purchasing investors. Additionally, the Company would not be able to raise funds in any other offering pursuant to Regulation A to meet such rescission obligations, as the Company would not be eligible to do so.

If we are deemed to be an investment company under the Investment Company Act and sell securities in reliance on Regulation A and operate as an unregistered investment company, we could be subject to liability under Section 5 of the Securities Act.

In the event that the Company is deemed to be an investment company under the Investment Company Act, and if we sell securities in reliance on Regulation A and operate as an unregistered investment company due to a failure to qualify for the Section (3)(c)(5)(C) exemption of the Investment Company Act, for any SL Preferred Shares sold by us in reliance on Regulation A, the Company could be liable for violating Section 5 of the Securities Act if any of the securities issued in this Offering would be considered to be an unregistered issuance of securities if no other exemption from registration is available. Section 5 allows purchasers to sue the Company for selling a non-exempt security without registering it, whereby the purchasers seek rescission with interest, or damages if the purchaser sold his securities for less than he purchased them. The Company could also be subject to enforcement action by the SEC that claims a violation of Section 5 of the Securities Act. Additionally, if the Company was required to register as an investment company but failed to do so and therefore operated as an unregistered investment company, the Company could be subject to monetary penalties and injunctive relief in an action brought by the SEC.

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Risks Related to SL Preferred Shares and this Offering

The characteristics of the SL Preferred Shares, including dividend payments, no maturity date, lack of collateral security or guarantee, and lack of liquidity, may not satisfy your investment objectives.

The SL Preferred Shares may not be a suitable investment for you, and we advise you to consult your investment, tax and other professional financial advisors prior to purchasing SL Preferred Shares. The characteristics of the shares, including no maturity date or ability for a holder to request redemption thereof, dividend payment amounts, lack of collateral security or guarantee, and lack of liquidity, may not satisfy your investment objectives. The SL Preferred Shares may not be a suitable investment for you based on your ability to withstand a loss of dividends, or principal or other aspects of your financial situation, including your income, net worth, financial needs, investment risk profile, return objectives, investment experience and other factors. Prior to purchasing any SL Preferred Shares, you should consider your investment allocation with respect to the amount of your contemplated investment in the SL Preferred Shares in relation to your other investment holdings and the diversity of those holdings.

Holders of SL Preferred Shares are exposed to the credit risk of our company.

If we are unable to make payments required by the terms of the SL Preferred Shares, you will have an unsecured claim against us. SL Preferred Shares are therefore subject to non-payment by us in the event of our bankruptcy or insolvency. In an insolvency proceeding, there can be no assurances that you will recover any remaining funds. Moreover, your claim may be subordinate to that of any senior creditors and any secured creditors to the extent of the value of their security.

There is no public market for SL Preferred Shares, and none is expected to develop.

SL Preferred Shares are newly issued securities. Although under Regulation A the securities are not restricted, SL Preferred Shares are still highly illiquid securities. No public market has developed nor is expected to develop for SL Preferred Shares, and we do not intend to list SL Preferred Shares on a national securities exchange or interdealer quotational system. You should be prepared to hold your SL Preferred Shares as SL Preferred Shares are expected to be highly illiquid investments.

Holders of the SL Preferred Shares will have no voting rights.

Holders of the SL Preferred Shares will have no voting rights and therefore will have no ability to control the Company, subject to very limited voting rights under applicable law and the Company’s Articles of Incorporation, as amended. Other than the foregoing, the SL Preferred Shares do not carry any voting rights and therefore the holders of the SL Preferred Shares will not be able to vote on any matters regarding the operation of the Company.

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There is a risk that the Worthy Wealth Website will not be able to handle a large number of investors subscribing to this offering.

Although the Worthy Wealth Website has been designed to handle numerous purchase orders and prospective investors, we cannot predict the response of the Worthy Wealth Website to any particular issuance of SL Preferred Shares pursuant to this offering circular. You should be aware that if a large number of investors try to access the Worthy Wealth Website at the same time and submit their purchase orders simultaneously, there may be a delay in receiving and/or processing your purchase order. You should also be aware that general communications and internet delays or failures unrelated to the Worthy Wealth Website, as well as website capacity limits or failures may prevent purchase orders from being received on a timely basis by the Worthy Wealth Website. We cannot guarantee you that any of your submitted purchase orders will be received, processed and accepted during the offering process.

There is a risk that the Worthy Wealth Website and the Worthy Wealth App may be hacked.

We receive, collect, process, transmit, store, and use a large volume of personally identifiable information and other sensitive data from senior living facility operators and developers and purchasers of the SL Preferred Shares and services on the Worthy Wealth Website and the Worthy Wealth App. There is a risk that the Worthy Wealth Website and the Worthy Wealth App may be hacked. SL Preferred Shares will be issued by computer-generated program on our website. The SL Preferred Shares will be stored by us and will remain in our custody for ease of administration. In today’s environment, cyberattacks are perpetrated by identity thieves, unscrupulous contractors and vendors, malicious employees, business competitors, prospective insider traders and market manipulators, so-called “hacktivists,” terrorists, state-sponsored actors, and others. Many companies that utilize technology in the business operations, such as ours are subject to the risk that they may be hacked. Even the most diligent cybersecurity efforts will not address all cyber risks that the Company faces. We cannot assure you that we’ll be able to prevent any such hacks by third parties, and if we experience these hacks, the effects would case an adverse effect on our business operations and will jeopardize the privacy of our users date, and can lead to us having to cease operations altogether.

The SL Preferred Share Holders may be subject to third party fees.

SL Preferred Share investors are not charged a servicing fee for their investment, but you may be charged a transaction fee if your method of payment requires us to incur an expense. The transaction fee will be equal to the amount that the Company will be charged by the payment processor. Other financial intermediaries, however, if engaged by you, may charge you commissions or fees.

Because the SL Preferred Shares will have no sinking fund, insurance, or guarantee, you could lose all or a part of your investment if we do not have enough cash to pay.

There is no sinking fund, insurance or guarantee of our obligation to make payments on the SL Preferred Shares. We will not contribute funds to a separate account, commonly known as a sinking fund, to make dividend payments on the SL Preferred Shares. The SL Preferred Shares are not certificates of deposit or similar obligations of, and are not guaranteed or insured by, any depository institution, the Federal Deposit Insurance Corporation, the Securities Investor Protection Corporation, or any other governmental or private fund or entity. Therefore, if you invest in the SL Preferred Shares, you will have to rely only on our cash flow from operations and possible funding from WWI, our parent company, for payment. If our cash flow from operations and possible funding from WWI, our parent company, are not sufficient to pay any amounts owed under the SL Preferred Shares, then you may lose all or part of your investment.

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By purchasing SL Preferred Shares in this Offering, unless you opt-out in accordance with the terms of the Worthy Wealth Senior Living Investor Agreement, you are bound by the arbitration provisions contained in our Worthy Wealth Senior Living Investor Agreement to be used for subscriptions in this offering which limits your ability to bring class action lawsuits or seek remedies on a class basis and waives the right a trial by jury.

By purchasing shares in this Offering, unless you opt-out in accordance with the terms of the Worthy Wealth Senior Living Investor Agreement, you agree to be bound by the arbitration, jury waiver, and class action waiver provisions contained in Section 13 of our Investor Purchase Agreement to be used for subscriptions on this offering. Pursuant to the terms of the Worthy Wealth Senior Living Investor Agreement, the holders of SL Preferred Shares and the Company will agree to (i) resolve disputes of the holders of SL Preferred Shares through binding arbitration or small claims court, instead of through courts of general jurisdiction or through a class action and (ii) waive the right to a trial by jury and to participate in any class action, except in cases that involve personal injury. Pursuant to the terms of the Worthy Wealth Senior Living Investor Agreement, if a holder of SL Preferred Shares does not agree to the terms of the arbitration provision, the holder of SL Preferred Shares may opt-out of the arbitration provision by sending an arbitration opt-out notice to the Company within 30 days of the holder’s first electronic acceptance of the Worthy Wealth Senior Living Investor Agreement. If the opt-out notice is not received within 30 days, the holder of SL Preferred Shares will be deemed to have accepted all terms of the arbitration provision, including the class action and jury waiver. If the investor opts out of the arbitration provision, the investor has also opted out of the jury trial and class action waivers. As arbitration provisions in commercial agreements have generally been respected by federal courts and state courts of Georgia, we believe that the arbitration provision in the Worthy Wealth Senior Living Investor Agreement is enforceable under federal law and the laws of the State of Georgia. Although holders of SL Preferred Shares will be subject to the arbitration provisions of the Worthy Wealth Senior Living Investor Agreement, the arbitration provisions do not preclude holders of SL Preferred Shares from pursuing claims under the U.S. federal securities laws in federal courts. THE ARBITRATION PROVISION OF THE WORTHY WEALTH SENIOR LIVING INVESTOR AGREEMENT IS NOT INTENDED TO BE DEEMED A WAIVER BY ANY HOLDER OF SL PREFERRED SHARES OF THE COMPANY’S COMPLIANCE WITH THE U.S. FEDERAL SECURITIES LAWS AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER. THE ARBITRATION PROVISION OF THE WORTHY WEALTH SENIOR LIVING INVESTOR AGREEMENT DO NOT APPLY TO CLAIMS BROUGHT UNDER THE EXCHANGE ACT AND SECURITIES ACT.

The Worthy Wealth Senior Living Investor Agreement provides that, to the extent permitted by law, each party to the Worthy Wealth Senior Living Investor Agreement waives the right to a jury trial or class action of any claim they may have against us arising out of or relating to our SL Preferred Shares or the Worthy Wealth Senior Living Investor Agreement. If we were to oppose a jury trial or class action demand based on such waiver, the court would determine whether the waiver was enforceable based upon the facts and circumstances of that case in accordance with applicable state and federal law, including whether a party knowingly, intelligently and voluntarily waived the right to a jury trial or class action. The holders of SL Preferred Shares will be subject to these provisions of the Worthy Wealth Senior Living Investor Agreement to the extent permitted by applicable law. THE WAIVER OF THE RIGHT TO A JURY TRIAL AND CLASS ACTION CONTAINED IN THE WORTHY WEALTH SENIOR LIVING INVESTOR AGREEMENT IS NOT INTENDED TO BE DEEMED A WAIVER BY ANY HOLDER OF SL PREFERRED SHARES OF THE COMPANY’S COMPLIANCE WITH THE U.S. FEDERAL SECURITIES LAWS AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER. THE JURY WAIVER AND CLASS ACTION WAIVER PROVISIONS OF THE WORTHY WEALTH SENIOR LIVING INVESTOR AGREEMENT DO NOT APPLY TO CLAIMS BROUGHT UNDER THE EXCHANGE ACT AND SECURITIES ACT.

If the investor opts out of the arbitration provision, the investor has also opted out of the jury trial and class action waivers. In the event that an investor does not opt-out, as described above, the rights of the adverse holder to seek redress in court would be severely limited. These restrictions on the ability to bring a class action lawsuit may result in increased costs and/or reduced remedies, to individual investors who wish to pursue claims against the Company.

By purchasing SL Preferred Shares in this Offering, you are bound by the fee-shifting provision contained in our Bylaws, which may discourage you to pursue actions against us.

Section 7.4 of our Bylaws provides that “[i]f any action is brought by any party against another party, relating to or arising out of these Bylaws, or the enforcement hereof, the prevailing party shall be entitled to recover from the other party reasonable attorneys’ fees, costs and expenses incurred in connection with the prosecution or defense of such action.”

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In the event you initiate or assert a claims against us, in accordance with the dispute resolution provisions contained in our Bylaws, and you do not, in a judgment prevail, you will be obligated to reimburse us for all reasonable costs and expenses incurred in connection with such claim, including, but not limited to, reasonable attorney’s fees and expenses and costs of appeal, if any.

THE FEE SHIFTING PROVISION CONTAINED IN THE BYLAWS IS NOT INTENDED TO BE DEEMED A WAIVER BY ANY HOLDER OF SL PREFERRED SHARES OF THE COMPANY’S COMPLIANCE WITH THE U.S. FEDERAL SECURITIES LAWS AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER. THE FEE SHIFTING PROVISION CONTAINED IN THE BYLAWS DO NOT APPLY TO CLAIMS BROUGHT UNDER THE EXCHANGE ACT AND SECURITIES ACT.

USE OF PROCEEDS

If all $74,875,000 of SL Preferred Shares offered hereby are sold for cash, we estimate we will receive net proceeds from this offering of approximately $74,825,000. We expect that the amount of expenses of the offering will be approximately $50,000, including professional and compliance fees and other costs of the offering, not including marketing costs or state filing fees.

Our business model is centered primarily around making investments in existing, yet underperforming, senior living facilities. It is anticipated that we will partner in such investments with one or more owner operators of senior living facilities in newly acquired senior living facilities, with the goal of utilizing investment funds to improve said facilities, both operationally and through capex expenditures. It is anticipated that each investment will be through a single purpose entity dedicated to the specific senior home facility or facilities, that each such investment will be fully secured by a recorded second mortgage, tenant in common interest, or other direct interest in the underlying real estate, and that the investment properties will be sold approximately 3 to 5 years after investment. The Company has been in discussions with several such owner operators that are seeking investments in their various projects. As of April 29, 2025, the Company has not entered into any binding agreements with any such owner operators. We anticipate that (i) at least 95% of our assets will consist of such investments, and (ii) up to 5% of our assets will be allocated for working capital and for general corporate purposes, including the reimbursement amounts due under the Management Services Agreement with WWMI. The proceeds from the sale of SL Preferred Shares in this offering will provide the capital for these activities.

The Company anticipates promptly deploying capital raised in this offering into the type of investments described above. The investments will provide immediate interest returns sufficient to enable the Company to make dividend payments on issued SL Preferred Shares. Further, the orderly liquidation of the Company’s investments pursuant to the terms thereof will enable the Company to make all required payments to the holders of SL Preferred Shares upon the redemption thereof. While the Company’s full business model is based upon raising capital of $75,000,000, the Company can successfully operate and meet it’s obligations with funding in an amount less than $75 million.

Reimbursement amounts due to WWMI under the Management Services Agreement will be paid using the proceeds of this offering allocated to working capital and distributions, which reimbursement payments will be made in advance on a monthly basis. We reserve the right however to change the estimated use of proceeds from this offering at any time so long as doing so does not result in the loss of our exemption from the Investment Company Act of 1940 (the “40 Act”). The Company will not directly (or indirectly through an affiliate) transfer any of the offering proceeds to any affiliates, including WWMI and its other subsidiaries, other than to WWMI pursuant to the terms of the Management Services Agreement. Additionally, 90% of the 5% of offering proceeds available for working capital and general corporate purposes is the maximum percentage of offering proceeds beyond which the Company would not transfer any additional funds to WWMI.

If all of the SL Preferred Shares being sold for cash are sold in this offering, we expect to receive gross process from this offering in an amount equal to $74,875,000.

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However, we cannot guarantee that all of the SL Preferred Shares being offered will be sold for cash. The following table summarizes how we anticipate using the gross proceeds of this offering assuming the SL Preferred Shares are sold in this offering depending upon whether 25%, 50%, 75%, or 100% (Maximum Offering Amount) of the SL Preferred Shares being offered in the offering are sold for cash:

	If 25% of Shares Sold for Cash	If 50% of Shares Sold for Cash	If 75% of Shares Sold for Cash	If 100% of Shares Sold for Cash
Gross Proceeds	$18,687,500	$37,375,000	$56,062,500	$74,875,000
Offering Expenses (Underwriting discounts and commissions to placement agents and/or broker-dealers, and other professional fees)	$50,000	$50,000	$50,000	$50,000

Net Proceeds	$18,637,500	$37,325,000	$56,012,500	$74,825,000

Our intended use of the net proceeds is as follows:
Investments with respect to Real Estate	$(17,703,125)	$(35,456,250)	$(53,209,375)	$(71,087,500)
Working Capital and General Corporate Purposes(1)	$(934,375)	$(1,868,750)	$(2,803,125)	$(3,737,500)
Total Use of Proceeds	$18,656,250	$37,312,500	$55,968,750	$74,875,000

(1) The amount for working capital and general corporate purposes is calculated as 5% of the gross proceeds of this offering and includes the accrual for the reimbursement amounts due under the Management Services Agreement. Additionally, this amount is intended to be allocated as follows: 90% of such amount shall be allocated to working capital, which includes the accrual amounts for the reimbursements due under the Management Services Agreement and 10% shall be allocated to general corporate purposes. The accrual for the reimbursement amounts due under the Management Services Agreement is based on allocation of employee time spent in connection with the Company, and will be paid out of working capital and distributions. The Company will not directly (or indirectly through an affiliate) transfer any of the offering proceeds to any affiliates, including WWI and its other subsidiaries, other than to WWMI pursuant to the terms of the Management Services Agreement. Additionally, 90% of the 5% of offering proceeds available for working capital and general corporate purposes is the maximum percentage of offering proceeds beyond which the Company would not transfer any additional funds to WWMI.

Pending use of the net proceeds from this offering, we may invest in short- and intermediate-term interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government.

The Company will not receive any proceeds from the issuance of up to $125,000 worth of Referral Shares under the SL Referral Program (not for cash).

INVESTMENT COMPANY ACT LIMITATIONS

A company that is treated as an “investment company” under the Investment Company Act of 1940 (the “40 Act”) is subject to stringent regulation. If we are deemed to be an investment company, we may be required to register as an investment company if we are unable to dispose of the disqualifying assets, which could have a material adverse effect on us.

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Registration under the 40 Act would require us to comply with a variety of substantive requirements that impose, among other things:

●	limitations on capital structure;

●	restrictions on specified investments;

●	restrictions on leverage or senior securities;

●	restrictions on unsecured borrowings;

●	prohibitions on transactions with affiliates; and

●	compliance with reporting, record keeping, voting, proxy disclosure and other rules and regulations that would significantly increase our operating expenses.

We do not believe our business model requires us to register as an investment company. If we were required to register as an investment company but failed to do so, we could be prohibited from engaging in our business, and criminal and civil actions could be brought against us. Registration with the SEC as an investment company would be costly, would subject us to a host of complex regulations and would divert attention from the conduct of our business, which could materially and adversely affect us. In addition, we would no longer be eligible to offer our securities under Regulation A of the Securities Act if we were required to register as an investment company.

The SEC has taken the position that an issuer qualifies for the Section 3(c)(5)(C) exemption if the following three conditions are satisfied:

1)	At least 55% of its assets consist of “mortgages and other liens on and interests in real estate.” We refer to these as Qualifying Interests.

2)	At least an additional 25% of its assets consist of “real estate-type interests” (subject to proportionate reduction if greater than 55% of the issuer’s assets are Qualifying Interests).

3)	Not more than 20% of the issuer’s assets consist of assets that have no relationship to real estate.

The SEC has also taken the position that Qualifying Interests:

1)	Include assets that represent an actual interest in real estate or are loans or liens “fully secured by real estate.”

2)	Exclude interests in the nature of securities in other issuers engaged in the real estate business.

In addition, the SEC has taken the position that a mortgage loan will be treated as “fully secured by real property” where the following two conditions are satisfied:

1)	100% of the fair market value of the loan was secured by real estate at the time the issuer acquired the loan. We refer to this as the “Date of Purchase Test.”

2)	100% of the principal amount of the loan was secured by real estate at the time of origination. We refer to this as the “Date of Origination Test.”

Furthermore, the SEC has taken the position that real estate-type interests include:

1)	Certain mortgage-related instruments including loans where 55% of the fair market value of the loan is secured by real property at the time the issuer acquired the loan.

2)	Agency partial-pool certificates.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion of our financial condition and results of operations should be read in conjunction with the consolidated financial statements and the notes to those statements that are included elsewhere in this offering circular. Our discussion includes forward-looking statements based upon current expectations that involve risks and uncertainties, such as our plans, objectives, expectations and intentions. Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of a number of factors, including those set forth under the Risk Factors, Cautionary Notice Regarding Forward-Looking Statements and Business sections in this offering circular. We use words such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “could,” and similar expressions to identify forward-looking statements. Our future operating results, however, are impossible to predict and no guaranty or warranty is to be inferred from those forward-looking statements.

OUR BUSINESS

Our History

We were incorporated under the laws of the State of Georgia on December 3, 2024. On December 3, 2024, we issued 100 shares of our $0.001 per share par value common stock in exchange for $100 to WWI.

We are a newly formed company and to date our activities have involved the organization of our Company. We are a wholly owned subsidiary of Worthy Wealth, Inc. (“WWI”) which utilizes a fintech platform and mobile app (the “Worthy Wealth App”) that allows its users to digitally purchase “SL Preferred Shares.” Purchases can be made in several ways including by rounding up the users’ debit card and checking account linked credit card purchases and other checking account transactions and thereafter use the “round up” dollars in increments of $10.00 to purchase SL Preferred Shares from the Company. WWI also owns its proprietary website allowing direct purchases of SL Preferred Shares (collectively the “Worthy Fintech Platform”).

Our parent company, WWI, was formed as a Georgia corporation on July 11, 2023.

On December 11, 2023, WWI executed the SPA (as amended) to purchase from WFI all of the issued and outstanding equity of Worthy Property Bonds, Inc. (“WPB”), Worthy Property Bonds 2, Inc. (“WPB2”), as well as their two wholly-owned subsidiaries, Worthy Lending V and Worthy Lending VI (collectively the “Target Companies”) (the “Acquisition”). Our offering hereunder may commence prior to the closing of the Acquisition.

On December 3, 2024, the Company was formed as a Georgia corporation and issued 100 shares of its $0.001 per share par value common stock in exchange for $100 to WWI. WWI is the sole shareholder of the Company’s common stock.

Our business model

Our business model is centered primarily around making investments in existing, yet underperforming, senior living facilities. It is anticipated that we will partner in such investments with one or more owner operators of senior living facilities in newly acquired senior living facilities, with the goal of utilizing investment funds to improve said facilities, both operationally and through capex expenditures. It is anticipated that each investment will be through a single purpose entity dedicated to the specific senior home facility or facilities, that each such investment will be fully secured by a recorded second mortgage, tenant in common interest, or other direct interest in the underlying real estate, and that the investment properties will be sold approximately 3 to 5 years after investment. The Company has been in discussions with several such owner operators that are seeking investments in their various projects. As of April 29, 2025, the Company has not entered into any binding agreements with any such owner operators. We anticipate that (i) at least 95% of our assets will consist of such investments, and (ii) up to 5% of our assets will be allocated for working capital and for general corporate purposes, including the reimbursement amounts due under the Management Services Agreement with WWMI. The proceeds from the sale of SL Preferred Shares in this offering will provide the capital for these activities.

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The SL Preferred Shares:

●	are priced at $10.00 each and have a stated value of $10.00 each;

●	have no maturity date, can be called by the Company in certain circumstances, but cannot be redeemed at the option of the holder;

●	have no sinking fund;

●	shall accrue dividends at the rate of 5% APY for the first 36 months, and thereafter at 7% APY, on the stated value thereof;

●	in no event with the foregoing dividend rates payable on SL Preferred Shares reduce below 5% APY (or 7% APY after 36 months);

●	any increases to dividend rates payable will need to be approved by the Company and the holders of SL Preferred Shares, and will be effected through the filing of a post qualification amendment or supplement, as applicable, to the Worthy Wealth Senior Living Form 1-A;

●	the initial dividends will be payable on the one year anniversary of the issuance date of the first SL Preferred Share issued in this offering, and thereafter shall be payable quarterly, in arrears;

●	upon every sale or refinancing of an investment by the Company in a real estate project involving a senior living facility (a “Sale Transaction”), the Company shall, within 30 days after the end of the calendar quarter in which such Sale Transaction occurred, redeem (a “Redemption”) that number of SL Preferred Shares, pro-rata among all holders thereof, equal to the Company’s total initial investment amount in the underlying investment, divided by the stated value of the SL Preferred Shares ($10 per share), for a per share redemption price equal to the stated value of each such redeemed SL Preferred Shares ($10 per share), plus any accrued and unpaid dividends thereon, plus a pro-rata distribution among such redeemed SL Preferred Shares of 60% of the operating profit of the Company, as set forth in the Company’s audited financial statements, derived from such Sale Transaction (the “Redemption Price”);

●	are transferable;

●	have no voting rights except as required by law; and

●	are not convertible into or exchangeable for any other property or securities of the Company; and

●	are unsecured.

For more information on the terms of SL Preferred Shares being offered, please see “Description of the SL Preferred Shares” beginning on page 40 of this offering circular.

We have also created the SL Referral Program (the “SL Referral Program”) to provide individuals the opportunity to receive free SL Preferred Shares as a thank you (a “Referral Share”). To be eligible to receive a Referral Share, an investor in SL Preferred Shares need only refer a prospective new investor to open an account with us pursuant to our standard account opening process (each a “Referrer”). Each such prospective new investor, as referred by a Referrer, who completes the account opening process pursuant to our standard account opening procedures will also receive a Referral Share (each a “Referree”). A maximum of 50 Referral Shares may be issued to any Referrer or Referree in any calendar year. The foregoing terms of the SL Referral Program are listed in detail on a link on the Company’s website.

The SL Referral Program is active as of the date hereof, and will remain active until all $125,000 of Referral Shares have been issued thereunder.

The SL Referral Program is currently available only to U.S. residents (including residents of Puerto Rico), and you may only participate if you are at least 18 years of age. We may later allow foreign residents to join the SL Referral Program, which may depend upon your country of residence and other factors as we determine in our discretion.

Issuance of Referral Shares will be fulfilled through SL Preferred Shares issued under the offering statement of which this offering circular forms a part. We will generally process a Referral Share and deposit said Referral Share in such investor’s account within 15 days following the date of the qualifying action. Please see “Plan of Distribution – Worthy Wealth Realty Referral Program” on page 47 of this Offering Circular.

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To the extent that the Company’s officers and directors make any communications in connection with this offering they intend to conduct such efforts in accordance with an exemption from registration contained in Rule 3a4-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, therefore, none of them is required to register as a broker-dealer. See “Plan of Distribution” in this Offering Circular.

The Company has not yet generated any revenue and has no operating history. Our management has raised substantial doubt about our ability to continue as a going concern based on these conditions and our independent registered public accounting firm has included an explanatory paragraph relating to our ability to continue as a going concern in its audit report with respect to our audited consolidated financial statements for the period from December 3, 2024 (inception) to January 15, 2025. We expect to generate income from the difference between (a) the interest rates we receive on our real estate investments with senior living facility operators and developers, and (b) the dividends we will pay to the holders of SL Preferred Shares. We also expect to use up to 5% of the proceeds from sales of SL Preferred Shares to provide working capital and general corporate purposes for our company until such time as our revenues are sufficient to pay our operating expenses.

Until sufficient proceeds have been received by us from the sale of SL Preferred Shares in this offering we will rely on advances from our parent as to which we have no assurances. WWI is not obligated to provide advances to us and there are no assurances that we will be successful in raising proceeds in this offering. If we do not raise sufficient funds in this offering or if our parent declines to make advances to us, we will not be able to implement our business plan, or may have to cease operations altogether. We will not be paying back any of the funds advanced to us by WWI and therefore there is no interest rate or maturity associated with such advances.

The Acquisition

The terms of the proposed Acquisition are set forth in a stock purchase agreement by and between WWI and Worthy Financial, Inc. (“WFI”), dated December 11, 2023 (as amended, the “SPA”). Pursuant to the terms of the SPA, the Company would acquire the Target Companies.

The purchase price under the SPA is $30,000,000. WWI has the right to close the Acquisition with between $10,000,000 and $30,000,000 in immediately available funds. The foregoing funds have yet to be raised by WWI. If at least $10,000,000 is not raised by WWI to fund the Acquisition it will not close and the SPA will be terminated. To the extent the cash payment at the closing of the Acquisition is less than $30,000,000, the difference will be paid in the form of a promissory note from WWI to WFI (the “Promissory Note”). The Promissory Note will be unsecured, and thus WFI will, to the extent a Promissory Note is issued to it, be a general creditor of WWI, with the same rights on default under the Promissory Note as all other general creditors of WWI. WWI anticipates paying the principal and interest under the Promissory Note through funds raised in one or more offerings and income from the operations of WWI’s subsidiaries.

Pursuant to an amendment to SPA, if the Acquisition isn’t closed by September 30, 2025, either party to the Acquisition can unilaterally terminate the Acquisition. There can be no guaranty that WWI will be able to raise the necessary funding to close the Acquisition. To the extent the Acquisition is not closed, and the SPA is terminated, neither WWI nor the Company anticipate any materially negative consequences to the operations of either WWI or the Company.

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WWI’s general purpose of the Acquisition is to acquire the Target Companies, which have business models that are in line with the business models of WWI and the Company. The Target Companies’ businesses are centered primarily around purchasing or otherwise acquiring mortgages and other liens on and interests in real estate. While involved in real estate investments, the Target Companies’ current loan portfolios differ from the types of investments the Company intends to pursue, namely, the making of investments with senior living facility operators and developers.

Our offering hereunder may commence prior to the closing of the Acquisition.

Worthy Property Bonds, Inc.

On April 9, 2021, WPB was formed as a Florida corporation and issued 100 shares of its $0.001 per share par value common stock in exchange for $5,000 to WFI. Prior to the Acquisition, WFI is the sole shareholder of the WPB’s common stock. Currently, WFI is the sole shareholder of WPB’s common stock. Upon the closing of the Acquisition, WWI will be the sole shareholder of WPB’s common stock.

WPB is an early stage company, which, through its wholly owned subsidiary Worthy Lending V, LLC (“Worthy Lending V”), a Delaware limited liability company, implements its business model. WPB’s business model is centered primarily around purchasing or otherwise acquiring mortgages and other liens on and interests in real estate.

Beginning in November 2022, WPB, through its subsidiary Worthy Lending V, began deploying the net proceeds it had raised through its sale of its Worthy Bonds by loaning funds directly to borrowers under loan agreements secured by first mortgages. At June 30, 2024, WPB has real estate loans for a total of $26,630,624. Each loan is secured by a mortgage in the real estate, and is located in the states of Florida (25) and New York (1). Each loan has a maturity date of 2 years and matures on various dates ranging between November 28, 2024 and September 8, 2025. These loans pay interest at rates between 10% and 25% and are serviced by an outside, unrelated party. There were no mortgage loans past due or on non-accrual status as of June 30, 2024. The loan loss reserve on mortgage loans was $266,306 at September 30, 2024.

WPB maintains a portfolio of investments on its consolidated balance sheet as investments held at fair value. Fair value includes gross unrealized gains, gross unrealized losses, accrued interest, and amortized cost. WPB typically invests in corporate bonds, certificates of deposit, asset backed securities, and government securities are intended to mitigate risk and minimize potential risk of principal loss. WPB targets 20% portfolio weight in these investments.

Worthy Property Bonds 2, Inc.

On February 3, 2023, WPB2 was formed as a Florida corporation and issued 100 shares of its $0.001 per share par value common stock in exchange for $5,000 to WFI. Prior to the closing of the Acquisition, WFI is the sole shareholder of WPB2’s common stock. Upon the closing of the Acquisition, WWI will be the sole shareholder of WPB2’s common stock.

WPB2 is an early stage company, which, through its wholly owned subsidiary Worthy Lending VI, LLC (“Worthy Lending VI”), a Delaware limited liability company, implements its business model. WPB2’s business model is centered primarily around purchasing or otherwise acquiring mortgages and other liens on and interests in real estate.

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Beginning in July 2023, WPB2, through its subsidiary Worthy Lending VI, began deploying the net proceeds it had raised through its sale of its Worthy Bonds by loaning funds directly to borrowers under loan agreements secured by first mortgages. At June 30, 2024, WPB2 had a real estate loans for a total of $12,769,875. Each loan is secured by a mortgage in the real estate, and is located in the state of Florida. Each loan has a maturity date of 2 years and matures on various dates ranging between July 17, 2025 and September 13, 2025. These loans pay interest at rates between 10.49% and 11.25% and are serviced by an outside, unrelated party. There were no mortgage loans past due or on non-accrual status as of June 30, 2024. The loan loss reserve on mortgage loans was $127,699 at June 30, 2024.

WPB2 maintains a portfolio of investments on its consolidated balance sheet as investments held at fair value. Fair value includes gross unrealized gains, gross unrealized losses, accrued interest, and amortized cost. WPB2 typically invests in public preferred and common equities, private market real estate investments with the primary objective to earn diversified risk-adjusted returns while the corporate bonds, certificates of deposit, asset backed securities, and government securities are intended to mitigate risk and minimize potential risk of principal loss. WPB2 targets 20% portfolio weight in these investments.

Plan of Operations

We are a newly organized company and since inception have worked on organizational and development matters. In December 2024, WWI contributed funds to us to pay our operating expenses. The Company also received a contribution of $50,000 from a third party to assist the Company in funding its pre-operational organization expenses, which contribution, from a non-equity owner, was not to be paid back and was not for future services, and therefore was recorded as other income. Other than the foregoing contributions, we have not generated any revenues and we are dependent on the proceeds from this offering and advances from WWI to provide funds to implement our business model. The Company will not be paying back any of the foregoing contributions, therefore there is no interest rate or maturity associated with such contributions.

Upon qualification of this Offering, we will be accruing the reimbursement amount due to WWMI under the Management Services Agreement until the Company can make reimbursement payments to WWMI from the proceeds of this offering allocated to working capital.

General

For the twelve months following the commencement of the offering, we will seek to sell our SL Preferred Shares and invest the proceeds in investments in existing, yet underperforming, senior living facilities. It is anticipated that we will partner in such investments with one or more owner operators of senior living facilities in newly acquired senior living facilities, with the goal of utilizing investment funds to improve said facilities, both operationally and through capex expenditures. It is anticipated that each investment will be through a single purpose entity dedicated to the specific senior home facility or facilities, that each such investment will be fully secured by a recorded second mortgage, tenant in common interest, or other direct interest in the underlying real estate, and that the investment properties will be sold approximately 3 to 5 years after investment.

In order to operate our Company for 12 months, we estimate that $3,000,000 in funds will be required. The source of such funds is anticipated to be up to 5% of the net proceeds from our sales of SL Preferred Shares in this offering.

We believe the proceeds from the sales of our SL Preferred Shares together with revenue from our investments will allow us to operate for twelve months.

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Specific Plan of Operations and Milestones

Our plan of operations over the next 12-month period is as follows, assuming the sale of 25%, 50%, 75% and 100% of SL Preferred Shares in this offering for cash:

	If 25% of Shares Sold for Cash	If 50% of Shares Sold for Cash	If 75% of Shares Sold for Cash	If 100% of Shares Sold for Cash
Gross Proceeds(1)	$18,656,250	$37,312,500	$55,968,750	$74,875,000
Offering Expenses (Underwriting discounts and commissions to placement agents and/or broker-dealers)	$0	$0	$0	$0

Net Proceeds(1)	$18,656,250	$37,312,500	$55,968,750	$74,875,000

Our intended use of the net proceeds is as follows:
Investments with respect to, and interests in, Real Estate	(17,596,800)	(35,255,800)	(52,946,200)	(71,087,500)
Working Capital and General Corporate Purposes(2)	(1,059,450)	(2,056,700)	(3,022,550)	(3,988,400)
Total Use of Proceeds	$18,656,250	$37,312,500	$55,968,750	$74,875,000

(1) Gross and Net proceeds do not include a deduction of offering expenses of this offering of approximately $50,000. We expect that the amount of expenses of the offering will be approximately $50,000, including professional and compliance fees and other costs of the offering, not including marketing costs or state filing fees.

(2) The amount for working capital and general corporate purposes is calculated as 5% of the gross proceeds of this offering and includes the accrual for the reimbursement amounts due under the Management Services Agreement. Additionally, this amount is intended to be allocated as follows: 90% of such amount shall be allocated to working capital, which includes the accrual amounts for the reimbursements due under the Management Services Agreement and 10% shall be allocated to general corporate purposes. The accrual for the reimbursement amounts due under the Management Services Agreement is based on allocation of employee time spent in connection with the Company, and will be paid out of working capital. The Company will not directly (or indirectly through an affiliate) transfer any of the offering proceeds to any affiliates, including WWI and its other subsidiaries, other than to WWMI pursuant to the terms of the Management Services Agreement. Additionally, 90% of the 5% of offering proceeds available for working capital and general corporate purposes is the maximum percentage of offering proceeds beyond which the Company would not transfer any additional funds to WWMI.

During the next 12 months, we intend to, among other things, have the 1-A declared qualified and start receiving net proceeds from this offering and pay the expenses of this offering with the net proceeds of this offering.

For the next 12 months, we plan to make investments in existing, yet underperforming, senior living facilities. It is anticipated that we will partner in such investments with one or more owner operators of senior living facilities in newly acquired senior living facilities, with the goal of utilizing investment funds to improve said facilities, both operationally and through capex expenditures. It is anticipated that each investment will be through a single purpose entity dedicated to the specific senior home facility or facilities, that each such investment will be fully secured by a recorded second mortgage, tenant in common interest, or other direct interest in the underlying real estate, and that the investment properties will be sold approximately 3 to 5 years after investment. The Company has been in discussions with several such owner operators that are seeking investments in their various projects. As of April 29, 2025, the Company has not entered into any binding agreements with any such owner operators. We anticipate that (i) at least 95% of our assets will consist of such investments, and (ii) up to 5% of our assets will be allocated for working capital and for general corporate purposes, including the reimbursement amounts due under the Management Services Agreement with WWMI. The proceeds from the sale of SL Preferred Shares in this offering will provide the capital for these activities.

It is our intention that our investments will generally provide for the following terms:

●	equity investments in special purpose entities, each organized for the acquisition, improvement, and resale (within 3 to 5 years) of a specific senior living facility;

●	investments will be limited to operating entities that have a successful track record of owning and operating senior living facilities;

●	investments will provide, during the term thereof, interest income payable to the Company by the respective operating entities, which interest income shall be sufficient to pay the Company’s dividend obligations to the holders of the SL Preferred Shares;

●	it is anticipated that each individual investment will be secured by a direct interest in the real estate underlying the specific senior living facility, in the form of a recorded second mortgage, tenant in common interest, or otherwise, which interest will fully secure the Company’s investment amount;

●	the Company will have material consent, action, and information/inspection rights with respect to the operation of each special purpose entity, but will not be the principal manager of any such project;

●	upon the sale or refinancing of an investment by the Company (a “Sale Transaction”), the Company will receive its initial principal investment amount and a percentage of the operating profit with respect to the Sale Transaction, which amount shall be sufficient to allow the Company to pay the Redemption Price with respect to SL Preferred Shares redeemed in connection with the Sale Transaction.

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The Company will terminate the offering prior to any Sale Transaction.

All of the investments the Company intends to make with the proceeds of the offering will be invested pursuant to investment documentation with one or more owner operators and developers of senior living facilities, none of which had, have or will have contractual relationships or otherwise do business with Worthy Wealth, Inc., or any subsidiaries thereof, other than the Company.

None of Worthy Wealth, Inc., its other subsidiaries, or the Target Companies have made similarly structured investments in the past, and none will in the future, such that there will be no overlap in business models.

All of the proceeds of all Company investments will be payable directly to the Company and no other entity.

Liquidity and capital resources

At January 15, 2025, we had cash on hand of $50,100 and working capital of $35,029. We do not have any external sources of capital and are dependent upon advances from WWI to provide funds for our operations until we begin receiving proceeds from the sale of SL Preferred Shares in this offering.

In December of 2024, WWI purchased 100 shares of common stock, par value $0.001 per share, of the Company for $100.

Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. The Company has not yet generated any revenue and has no operating history. These conditions raise substantial doubt about the Company’s ability to continue as a going concern for a period of twelve months from the issuance date of this report.

We are dependent on advances from WWI and proceeds from this offering to provide capital for our operations. WWI is not obligated to provide advances to us and there are no assurances that we will be successful in raising proceeds in this offering. The consolidated financial statements do not include adjustments related to the recoverability and classifications of assets or the amounts and classification of liabilities that might be necessary should we be unable to continue as a going concern.

Contingent Liabilities

We may be subject to lawsuits, investigations and claims (some of which may involve substantial dollar amounts) that can arise out of our normal business operations. We would continually assess the likelihood of any adverse judgments or outcomes to our contingencies, as well as potential amounts or ranges of probable losses, and recognize a liability, if any, for these contingencies based on a thorough analysis of each matter with the assistance of outside legal counsel and, if applicable, other experts. Because most contingencies are resolved over long periods of time, liabilities may change in the future due to new developments (including new discovery of facts, changes in legislation and outcomes of similar cases through the judicial system), changes in assumptions or changes in our settlement strategy. There were no contingent liabilities as of January 15, 2025.

Income Taxes

SL Preferred Shares will receive dividend income. At the end of the calendar year, investors with over $10 of realized dividend income will receive a form 1099-INT. These will need to be filed in accordance with the United States Tax Code. Investor’s tax situations will likely vary greatly and all tax and accounting questions should be directed towards a certified public accountant.

As of January 15, 2025, we had no federal and state income tax expense.

Significant Accounting Policies

Our management’s discussion and analysis of our financial condition and results of operations is based on our financial statements, which have been prepared in accordance with U.S. generally accepted accounting principles, or “GAAP.” The preparation of these financial statements requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reported period. In accordance with GAAP, we base our estimates on historical experience and on various other assumptions that we believe are reasonable under the circumstances. Actual results may differ from these estimates under different assumptions or conditions. Our significant accounting policies are fully described in Note 3 to our financial statements appearing elsewhere in this offering circular, and we believe those accounting policies are critical to the process of making significant judgments and estimates in the preparation of our financial statements.

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Worthy Fintech Platform

WWI has licensed from WFI certain technology underlying the Worthy Wealth App and the Worthy Wealth Website that facilitate the purchase of SL Preferred Shares and provide information on accounts of the Worthy Wealth Senior Living investors. We refer to these as the “Worthy Fintech Platform.” These solutions have been expanded to offer the same and improved technology solutions to purchasers of our SL Preferred Shares. We “white label” sublicense the rights to use the Worthy Fintech Platform from WWI pursuant to the terms of a Technology License Fee Agreement between the parties, dated February 2024 (the “License Agreement”). Pursuant to the terms of the License Agreement we have the right to use the Worthy Fintech Platform in connection with the sale and management of “SEC Qualified preferred shares” (i.e. SL Preferred Shares). The license fee is $10.00 per registered user per year, payable by us to WWI. The term of the License Agreement is two years, with automatic one year renewals unless terminated by us or WWI on thirty days prior written notice. It is anticipated that any such technology license fees will be payable from operating revenue and not from proceeds of this offering.

The Worthy Wealth Website and Worthy Wealth App are operated by Worthy Wealth Management, Inc. (with the assistance of a WFI subsidiary pursuant to the terms of the license between WWI and WFI), and will solely include offerings by WWI, and its subsidiaries, including the Company.

For additional information please see the License Agreement, which is an exhibit to the offering statement of which this offering circular forms a part. See “Where You Can Find More Information” appearing later in this offering circular.

Worthy Wealth App

The Worthy Wealth App is designed to support the target market for our affiliated entities’ bonds and the SL Preferred Shares which we believe is approximately 74 million millennials, who spend more than $600 billion a year. The Worthy Wealth App seeks to provide an easy way for our target market to micro invest including monetizing their debit card purchases, checking account linked credit card purchases and other checking account transactions by “rounding up” each purchase to the next higher dollar until the “round up” reaches $10.00 at which time the user can purchase a SL Preferred Share for $10. The Worthy Wealth App is available via the web at www.worthywealth.com or for Apple iPhone users from the Apple Store and for Android phone users from Google Play.

Procedurally, the Worthy Wealth App users download the application and simply link their bank account to the Worthy Wealth App. If engaging in the round-up feature, they connect their debit card or credit card to the Worthy Wealth App. Every time the user shops or completes any checking account transaction, the Worthy Wealth App automatically rounds up their purchase to the next dollar, tracks the spare change and then permits the user to use it to invest in the SL Preferred Shares. The user’s bank accounts are monitored and the money is transferred via ACH once the round up amounts reach $10.00. Users can also make one time or recurring purchases of SL Preferred Shares.

The Worthy Wealth App provides a link to the Company’s Offering Circular regarding this offering.

As conditions to investing in SL Preferred Shares in the offering, each investor must take the following actions:

● Represent that the investor is at least 18 years of age;

●Provide the Company with the investor’s bank account information, which information is verified by a third party;

●Provide the Company with the investor’s name, contact information, and social security number;

● Represent whether the investor is an accredited investor or a non-accredited investor;

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●With respect to non-accredited investors, represent that they have reviewed, and will comply with, the limitations on investment amounts under Regulation A offerings.

The Worthy Wealth App’s page regarding the Company’s offering will appear as follows:

Dashboard

Settings

Worthy Senior Living now available!

Complete this quick onboarding to add the new offering to your profile and get access to the latest Worthy Wealth investment!

Enroll now

Offerings

Worthy Senior Living

Earn dividends (5% years 1-3, 7% years 4 & 5) plus profit sharing

Learn more

Enroll now

Targets **15%** yearly

Worthy Wealth Website

The Worthy Wealth Website offers users the following features:

●	Available online. You can purchase SL Preferred Shares through the Worthy Wealth Website;
●	No purchase fees charged. You will not be charged any commission or fees to purchase SL Preferred Shares through the Worthy Wealth Website. However, other financial intermediaries, if engaged, may charge you commissions or fees;
●	Invest as little as $100. You will be able to build ownership in SL Preferred Shares over time by making purchases as low as $100;
●	Flexible, secure payment options. You may purchase SL Preferred Shares electronically or by wire transfer, and funding instructions will be provided; and
●	Manage your portfolio online. You can view your SL Preferred Share purchases, dividend payments and other transaction history online, as well as receive tax information and other reports.

Following your initial purchase of SL Preferred Shares, you can elect to participate in our auto-invest program, or the “Auto-Invest Program,” on the Worthy Wealth Website and Worthy Wealth App. This program allows you to automatically invest in additional SL Preferred Shares on a reoccurring basis (e.g., daily, weekly or monthly) subject to an amount and investment parameters that you designate.

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Marketing

Our SL Preferred Shares will be primarily marketed through our website, on-line information sources, social networks, institutional (Colleges and universities, charities, trade associations and employers) and other marketing partner sources of introduction and referral. Any such marketing operations, as well as customer service operations related to equity sales, will be based out of our principal office in Alpharetta, GA.

Operations – Management Services Agreement with Worthy Wealth Management, Inc.

In February 2025, we entered into the Management Services Agreement with WWMI. WWMI was established in October 2019 as part of the internal reorganization of the operations of our parent, WWI. This operational restructure was undertaken as a cost-sharing effort to more efficiently utilize personnel throughout the Worthy group of companies. As a result, our executive officers and the other personnel which provide services to us are all employed by WWMI.

Under the terms of the Management Services Agreement, WWMI agreed to provide to the Company certain management services, personnel and office facilities, including all equipment and supplies that are reasonable, necessary or useful for the day-to-day operations of the business of the Company, as well as other common expenses of the Worthy group of companies, subject to such written direction provided by the Company to WWMI.

Pursuant to the Management Services Agreement, the Company agreed to reimburse WWMI for the costs incurred by WWMI in paying for the staff and office expenses for the Company as well as other common expenses of the Worthy group of companies under the Management Services Agreement. There is no interest rate or maturity associated with the obligations to reimburse WWMI under the Management Services Agreement. The reimbursement amounts payable to WWMI by the Company will accrue until the Company can make reimbursement payments to WWMI from the proceeds of this offering allocated to working capital.

The reimbursement amount under the Management Services Agreement, will be equal to the costs incurred by WWMI in paying for the staff and office expenses under the Management Services Agreement for the Company and will consist of both a to-be-determined portion of the annual salaries and employee benefits of our executive officers and the other personnel employed by WWMI based upon the amount of time they devote to us, as well as a pro-rata allocation of office expenses. We have not yet determined the amount of this monthly reimbursement amount as it will be based on the costs incurred by WWMI in paying for the staff and office expenses for the Company under the Management Services Agreement and as WWMI has not yet determined salary payment amounts or the benefits it’ll provide to our executive officers and the other personnel employed by WWMI.

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There will be no fees under the Management Services Agreement.

The initial term of the Management Services Agreement will end in [●], unless automatically renewed for successive one year terms. The Management Services Agreement can be terminated at any time upon 30 days’ prior written notice from one party to the other.

For additional information please see the Management Services Agreement, which is an exhibit to the offering statement of which this offering circular forms a part. See “Where You Can Find More Information” appearing later in this offering circular.

Employees

We do not have any full-time employees. We are dependent upon the services provided under the Management Services Agreement with WWMI for our operations.

Legal Proceedings

From time to time, we may become party to various lawsuits, claims and other legal proceedings that arise in the ordinary course of our business. We are not currently a party, as plaintiff or defendant, nor are we aware of any threatened or pending legal proceedings, that we believe to be material or which, individually or in the aggregate, would be expected to have a material effect on our business, financial condition or results of operation if determined adversely to us.

Executive Offices

Our principal office is located in Alpharetta, Georgia. It is anticipated that WWMI will make future payments under the principal office lease, as well as potentially providing other office space to us, in each case under the terms of the Management Services Agreement described above. As described therein, we will reimburse WWMI a to-be-determined portion of the total office expenses associated with office space. This amount has not been determined as of the date of this offering circular.

Competition

We compete with other companies that invest in and lend to owner operators and developers in the real estate industry. These companies include owner operators, lenders, and public and private investors. We seek to, but may not be able to effectively compete with such competitors.

No Public Market

Although under Regulation A the SL Preferred Shares are not restricted, SL Preferred Shares are still highly illiquid securities. No public market has developed nor is expected to develop for SL Preferred Shares, and we do not intend to list SL Preferred Shares on a national securities exchange or interdealer quotational system. You should be prepared to hold your SL Preferred Shares as SL Preferred Shares are expected to be highly illiquid investments.

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ORGANIZATIONAL STRUCTURE

The following reflects the current organization structure of WWI:

MANAGEMENT

Directors and Executive Officers

The following table provides information on our current executive officers and directors:

Name	Age	Positions
Sally Outlaw	62	President, Chief Executive Officer, and Director
Alan Jacobs	83	Executive Vice President, Chief Operating Officer, and Director
Jungkun Centofanti	56	Senior Vice President, and Chief Administrative Officer

Sally Outlaw serves as a member of our Board of Directors, as Chief Executive Officer and President. She also serves in various officer and director roles for WWI, WFI, and their subsidiaries where she engages in defining long-term strategy, product development and implementing the company vision. From October 2010 to December 2015, she was the president of Peerbackers LLC, which engaged in all aspects of crowd funding and provides services to help clients navigate the world of crowd finance including the capital and investment opportunities offered through The JOBS ACT. Ms. Outlaw was also president and CEO of Peerbackers LLC, formerly an inactive SEC-registered investment advisor and a wholly owned subsidiary of WFI prior to the voluntary dissolution of Peerbackers LLC on January 16, 2021. Ms. Outlaw holds a Series 65 license as a Registered Investment Advisor and is also a licensed real estate broker. Ms. Outlaw received her B.A. in Communications and Media Studies from the University of Minnesota in 1984. Ms. Outlaw brings extensive knowledge and experience in the financial industry which we believe will be of great value to the Company.

Alan Jacobs serves as a member of our Board of Directors, and as our Executive Vice President and Chief Operating Officer. He also serves in various officer and director roles for WWI, WFI, and their subsidiaries. Prior to joining the Worthy companies, he had been engaged as a business consultant for various early-stage companies. From 2016 to 2018, Mr. Jacobs was the Founder and President of CorpFin Management Group where he was focused on business development, strategic planning, and corporate development. From September 2014 to December 2015, Mr. Jacobs was associated with ViewTrade Securities, a FINRA registered broker-dealer where he was focused on advisory and corporate services. Prior to that time and for more than 30 years, Mr. Jacobs was associated with several FINRA registered broker-dealers including Ladenburg Thalman, Josephthal & Company, and Capital Growth Securities. Mr. Jacobs received his bachelor’s degree from Franklin and Marshall College in 1963 and law degree from Columbia University in 1966.

Jungkun (“Jang”) Centofanti serves as our Senior Vice President and Chief Administrative Officer. She also serves in various officer and director roles for WWI, WFI, and certain of their subsidiaries. Ms. Centofanti has more than 30 years of operational and management experience, which we believe will be of great value to our Company. From September 2016 to July 2018, she was Senior Vice President of CorpFin Management Group, a South Florida-based business development and strategic planning company where she handled all aspects of administration and marketing. Prior to joining CorpFin Management Group, from 2011 to June 2015 she was Administrative and Customer Service Manager for DU20 Holistic Oasis, and from 2004 until 2010 she was Preschool Director for Hazel Crawford School, both South Florida-based companies. Ms. Centofanti received an Associate of Science in Fashion Marketing and Business from the Art Institute of Fort Lauderdale in 1989.

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The term of office of each director is until the next annual election of directors and until a successor is elected and qualified or until the director’s earlier death, resignation, or removal. Officers are appointed by the Board of Directors and serve at the discretion of the Board. There are no family relationships between any of the executive officers and directors.

Involvement in Certain Legal Proceedings

No executive officer, member of the board of directors or control person of our Company has been involved in any legal proceeding listed in Item 401(f) of Regulation S-K in the past 10 years.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Our directors and executive officers will not be separately compensated by us. As described earlier in this offering statement under “Management – Management Services Agreement with Worthy Wealth Management,” Under the terms of the Management Services Agreement, WWMI agreed to provide to the Company certain management services, personnel and office facilities, including all equipment and supplies that are reasonable, necessary or useful for the day-to-day operations of the business of the Company, subject to such written direction provided by the Company to WWMI. Pursuant to the Management Services Agreement, the Company agreed to reimburse WWMI for the costs incurred by WWMI in paying for the staff and office expenses for the Company under the Management Services Agreement. There is no interest rate or maturity associated with the obligations to reimburse WWMI under the Management Services Agreement. The reimbursement amounts payable to WWMI by the Company will accrue until the Company can make reimbursement payments to WWMI from the proceeds of this offering allocated to working capital. The reimbursement amount under the Management Services Agreement, will be equal to the costs incurred by WWMI in paying for the staff and office expenses under the Management Services Agreement for the Company and will consist of both a to-be-determined portion of the annual salaries and employee benefits of our executive officers and the other personnel employed by WWMI based upon the amount of time they devote to us, as well as an allocation of our office expenses. We have not yet determined the amount of this monthly reimbursement amount as it will be based on the costs incurred by WWMI in paying for the staff and office expenses for the Company under the Management Services Agreement and as WWMI has not yet determined salary payment amounts or the benefits it’ll provide to our executive officers and the other personnel employed by WWMI. Our directors will not receive additional compensation for their Board services. We do not expect that this management sharing arrangement will change in the foreseeable future.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

We are subject to a number of conflicts of interest and related party transactions arising out of WWI’s relationship with WFI and the Acquisition, including the following:

●	Our Company has several officers and directors who are also officers and directors of WWI, WWMI, WFI, WWR, and the companies that will be acquired by WWI if the Acquisition closes, as follows, and, accordingly, such persons have fiduciary obligations to other entities as well as to the Company:

Name of Person	Company Positions	WWI Positions	WWR Positions	WWMI Positions	WFI Positions	WPB Positions	WPB2 Positions
Sally Outlaw	President, Chief Executive Officer and Director	President, Chief Executive Officer and Director	Chief Executive Officer, President and Director	President, Chief Executive Officer and Director	President, Chief Executive Officer and Director	Director	Director

Alan Jacobs	Executive Vice President, Chief Financial Officer, Secretary and Director	Executive Vice President, Chief Operating Officer and Director	Executive Vice President, Treasurer and Director	Executive Vice President, Chief Operating Officer, and Director	Executive Vice President, Chief Operating Officer and Director	Treasurer, Chief Financial Officer, Secretary and Director	Treasurer, Chief Financial Officer, Secretary and Director

Dara Albright	N/A	N/A	N/A	N/A	Director	President, Chief Executive Officer, and Chief Marketing Officer	President, Chief Executive Officer, and Chief Marketing Officer

James Eichmann	N/A	Chief Technology Officer	N/A	N/A	Chief Technology Officer	N/A	N/A

Jungkun Centofanti	Senior Vice President, and Chief Administrative Officer	Senior Vice President, Chief Administrative Officer and Corporate Secretary	N/A	Senior Vice President of Operations, Secretary and Treasurer	Senior Vice President, Chief Administrative Officer and Corporate Secretary	N/A	N/A

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●	WWI has independent directors on its Board of Directors, as does WFI on its Board of Directors, none of which have positions at the other company.

●	In addition to being officers and directors of a number of companies listed above, Ms. Outlaw and Mr. Jacobs are each shareholders of both WWI and WFI, although neither has, nor will have, 50% or more stock ownership in both entities.

●	The terms of the Management Services Agreement with WWMI, to be executed upon the initial closing of this offering, will not be negotiated on an arms-length basis and the amounts to be reimbursed thereunder will be equal to the costs incurred by WWMI in paying for the staff and office expenses for the Company under the Management Services Agreement, will be determined by certain of our executive officers and directors who are also executive officers and directors of WWMI.

●	Upon the closing of the Acquisition, WWI and WFI will enter into the following agreements: (i) Domaine Name Assignment pursuant to which WFI assigns and transfers to the Company all of WFI’s right, title and interest in and to certain domain names set forth therein; (ii) FinTech Assignment Agreement pursuant to which WFI assigns and transfers to Buyer WFI’s FinTech Platform, and all underlying technology, and (iii) FinTech License Agreement pursuant to which WWI licenses the Worthy Fintech Platform to WFI for use with respect to WFI’s remaining subsidiaries.

*	All operations of the Company and WWI, other than those conducted by said entities officers and directors, are or will be conducted exclusively by employees of WWMI under the Management Services Agreement.

There are no assurances that any conflicts which may arise will be resolved in our favor.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SHAREHOLDERS

100% of the Company’s issued and outstanding securities are owned by its parent company WWI. The following table sets out, as of April 29, 2025, the voting securities of WWI that are beneficially owned by the executive officers and directors, and other persons holding more than 10% of any class of the WWI’s voting securities, or having the right to acquire those securities.

Name and Address of Beneficial Owner(1)	Title of Class of Stock	Amount	Nature of Beneficial Ownership	Percentage of Class
Sally Outlaw	Common Stock	1,803,000 shares	Direct	58.0%
Alan Jacobs	Common Stock	1,006,000 shares	Direct	32.0%
Jungkun “Jang” Centofanti	Common Stock	202,500 shares	Direct	7.0%
James Eichman	Common Stock	12,500 shares	Direct	*
Christopher Carter	Common Stock	12,500 shares	Direct	*
All WVI officers and directors as a group (seven persons)	Common Stock	3,036,500 shares	N/A	97.0%

(1) The business address for the shareholders listed is One Boca Commerce Center, 551 NW 77th Street, Suite 212, Boca Raton, FL 33487.

* Less than 1%.

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DESCRIPTION OF THE SL PREFERRED SHARES

General. SL Preferred Shares, with a total value of up to $75 million will be offered on a continuous basis, under this offering circular. The price per share of SL Preferred Shares is $10.00. No more than $75 million of SL Preferred Shares will be offered pursuant to this offering circular in any 12-month period.

Designation; Number of Shares; Stated Value. Pursuant to Articles of Amendment to the Company’s Amended and Restated Articles of Incorporation filed on [●], 2025, the Company designated 7,500,000 shares of SL Preferred Shares, pursuant to the terms thereof. Each SL Preferred Share shall has a par value of $0.001 per share and a stated value equal to $10.00 (the “Stated Value”). No fractional SL Preferred Shares shall be issued.

Maturity. The SL Preferred Shares have no stated maturity and will not be subject to any sinking fund or redemption at the option of the holder, will be callable by the Company in certain circumstances (as set forth below), and will remain outstanding indefinitely unless there is a liquidation, as described below.

Ranking. With respect to the payment of Dividends and the distribution of assets in the event of any liquidation, dissolution or winding up of the Company, the SL Preferred Shares shall rank senior to both the Company’s common stock, par value $0.001 per share (the “Common Stock”) and to all other classes or series of capital stock of the Company now or hereafter authorized, issued or outstanding, which by their terms will expressly provide that they are junior to the SL Preferred Shares or which do not specify their rank (collectively with the Common Stock, the “Junior Securities”). The term “capital stock” does not include convertible debt securities. No classes or series of Preferred Stock, other than the SL Preferred Shares, will be designated by the Company.

Dividends.

(a) Generally. Dividends shall accrue commencing on the original date of issuance of the first SL Preferred Share issued in this offering (the “Initial Issuance Date”).

(b) Rate and Accrual of Dividends. Beginning from and after the Initial Issuance Date, Holders of SL Preferred Shares will be entitled to receive, from the date of the Holder’s purchase of SL Preferred Shares, when and as authorized by the Board and declared by the Company, out of funds legally available for payment, cumulative cash dividends at an annual rate equal to 5.00% per annum for each of years 1, 2, and 3, and 7.00% for each year thereafter (computed on the basis of a 360-day year consisting of twelve 30-day months) of the stated value of $10.00 per share (the “Stated Value”) (equivalent to an annual dividend rate of $0.50 per share for years 1, 2, and 3, and $0.70 each year thereafter) (collectively, the “Dividend”).

(c) Dividend Payment Dates and Record Dates. The initial Dividend shall be payable on the one year anniversary date of the Initial Issuance Date, and thereafter quarterly, in arrears, (each, a “Dividend Payment Date”). Each Dividend will be payable to Holders of record as they appear in the stock register of the Company at the close of business two days prior to the Dividend Payment Date, whether or not a Business Day (each such day, a “Dividend Record Date”). Each period from and including a Dividend Payment Date (or, for the first Dividend Period, the Initial Issuance Date) to, but excluding, the following Dividend Payment Date, is herein referred to as a “Dividend Period”. If any such Dividend Payment Date is not a Business Day, then the Dividend Payment Date shall be on the next succeeding Business Day, and no interest or other amount will accrue on such Dividend for the period from and after that Dividend Payment Date to the date such Dividend is paid.

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(d) Except as set forth above, Holders will have no rights to participate in other profits of the Company or its affiliates or subsidiaries.

(e) Unless full cumulative Dividends on the SL Preferred Shares have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for payment, no dividends shall be declared or paid or set aside for payment upon shares of any Junior Securities.

Profit Distribution; Mandatory Redemption. Upon every sale or refinancing of an investment by the Company in a real estate project involving a senior living facility (a “Sale Transaction”), the Company shall, within 30 days after the end of the calendar quarter in which such Sale Transaction occurred, redeem (a “Redemption”) that number of SL Preferred Shares, pro-rata among all holders thereof, equal to the Company’s total initial investment amount in the underlying investment, divided by the stated value of the SL Preferred Shares ($10 per share), for a per share redemption price equal to the stated value of each such redeemed SL Preferred Shares ($10 per share), plus any accrued and unpaid dividends thereon, plus a pro-rata distribution among such redeemed SL Preferred Shares of 60% of the operating profit of the Company, as set forth in the Company’s audited financial statements, derived from such Sale Transaction (the “Redemption Price”).

Liquidation.

(a) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, after satisfaction of liabilities to creditors and subject to the preferential rights of the holders of any class or series of stock of the Company it may issue ranking senior to the SL Preferred Shares with respect to the distribution of assets upon liquidation, dissolution or winding up, the holders of SL Preferred Shares will be entitled to be paid out of the assets of the Company has legally available for distribution to its stockholders a liquidation preference equal to the Stated Value per share, plus an amount equal to any accumulated and unpaid Dividends to, but not including, the date of payment, before any distribution of assets is made to holders of Common Stock or any other classes of Junior Securities.

(b) In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up of the Company, the available assets of the Company or proceeds thereof are insufficient to pay in full the amount of the liquidating distributions on all outstanding SL Preferred Shares and the corresponding amounts payable on all shares of other classes or series of capital stock (including any accrued and unpaid distributions that are required to be paid in accordance with the terms of such stock ranking on a parity with the SL Preferred Shares of the Company that it may issue ranking on a parity with the SL Preferred Shares in the distribution of assets, then the Holders of the SL Preferred Shares and all other such classes or series of capital stock shall share ratably in any such distribution of assets or proceeds thereof in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

(c) Holders of SL Preferred Shares will be entitled to electronic notice of any such liquidation, through the Company’s website or app, no fewer than 30 days and no more than 60 days prior to the payment date. After payment of the full amount of the liquidating distributions to which they are entitled, the Holders of SL Preferred Shares will have no right or claim to any of the remaining assets of the Company.

Holder Redemption Rights. The SL Preferred Shares are not redeemable by the Holder.

Conversion Rights. SL Preferred Shares are not convertible into or exchangeable for any other property or securities of the Company.

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Voting Rights. Holders of 51% of the outstanding SL Preferred Shares may, voting as a single class, elect to waive or amend any of the terms of the SL Preferred Shares, and the affirmative vote of such percentage with respect to any proposed waiver or amendment of any of the provisions contained therein shall bind all holders of SL Preferred Shares. Other than the foregoing, holders of SL Preferred Shares shall have no voting rights except as required by law, including but not limited to the GBCC.

Fees. SL Preferred Share investors are not charged a servicing fee for their investment, but you may be charged a transaction fee if your method of payment requires us to incur an expense. The transaction fee will be equal to the amount that the Company will be charged by the payment processor. Other financial intermediaries, however, if engaged by you, may charge you commissions or fees.

Form and Custody. SL Preferred Shares will be issued by computer-generated program on our website. The SL Preferred Shares will be stored by us and will remain in our custody for ease of administration with a copy available in investor’s SL Preferred Shares account.

Transfer. The SL Preferred Shares are transferable free of charge.

No Personal Liability of Directors, Officers, Employees and Shareholders. No incorporator, shareholder, employee, agent, officer, director, affiliate or subsidiary of ours will have any liability for any obligations of ours due to the issuance of any SL Preferred Shares.

Governing Law. SL Preferred Shares and the Worthy Wealth Senior Living Investor Agreement will be governed and construed in accordance with the laws of the State of Georgia.

Arbitration. Pursuant to the terms of the Worthy Wealth Senior Living Investor Agreement, the holders of SL Preferred Shares and the Company will agree to (i) resolve disputes of the holders of SL Preferred Shares through binding arbitration or small claims court, instead of through courts of general jurisdiction or through a class action and (ii) waive the right to a trial by jury and to participate in any class action, except in cases that involve personal injury.

Pursuant to the terms of the Worthy Wealth Senior Living Investor Agreement, if a holder of SL Preferred Shares does not agree to the terms of the arbitration provision, the holder of SL Preferred Shares may opt-out of the arbitration provision by sending an arbitration opt-out notice to the Company within 30 days of the holder’s first electronic acceptance of the Worthy Wealth Senior Living Investor Agreement. If the opt-out notice is not received within 30 days, the holder of SL Preferred Shares will be deemed to have accepted all terms of the arbitration provision, including the class action and jury waiver. If the investor opts out of the arbitration provision, the investor has also opted out of the jury trial and class action waivers.

As arbitration provisions in commercial agreements have generally been respected by federal courts and state courts of Georgia, we believe that the arbitration provision in the Worthy Wealth Senior Living Investor Agreement is enforceable under federal law and the laws of the State of Georgia. Although holders of SL Preferred Shares will be subject to the arbitration provisions of the Worthy Wealth Senior Living Investor Agreement, the arbitration provisions do not preclude holders of SL Preferred Shares from pursuing claims under the Exchange Act and Securities Act in federal courts. THE ARBITRATION PROVISION OF THE WORTHY WEALTH SENIOR LIVING INVESTOR AGREEMENT IS NOT INTENDED TO BE DEEMED A WAIVER BY ANY HOLDER OF SL PREFERRED SHARES OF THE COMPANY’S COMPLIANCE WITH THE U.S. FEDERAL SECURITIES LAWS AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER. THE ARBITRATION PROVISION OF THE WORTHY WEALTH SENIOR LIVING INVESTOR AGREEMENT DO NOT APPLY TO CLAIMS BROUGHT UNDER THE EXCHANGE ACT AND SECURITIES ACT.

Jury Trial and Class Action Waivers. The Worthy Wealth Senior Living Investor Agreement provides that, to the extent permitted by law, each party to the Worthy Wealth Senior Living Investor Agreement waives the right to a jury trial or class action of any claim they may have against us arising out of or relating to our SL Preferred Shares or the Worthy Wealth Senior Living Investor Agreement. If we were to oppose a jury trial or class action demand based on such waiver, the court would determine whether the waiver was enforceable based upon the facts and circumstances of that case in accordance with applicable state and federal law, including whether a party knowingly, intelligently and voluntarily waived the right to a jury trial or class action. The holders of SL Preferred Shares will be subject to these provisions of the Worthy Wealth Senior Living Investor Agreement to the extent permitted by applicable law. THE WAIVER OF THE RIGHT TO A JURY TRIAL AND CLASS ACTION CONTAINED IN THE WORTHY WEALTH SENIOR LIVING INVESTOR AGREEMENT IS NOT INTENDED TO BE DEEMED A WAIVER BY ANY HOLDER OF SL PREFERRED SHARES OF THE COMPANY’S COMPLIANCE WITH THE U.S. FEDERAL SECURITIES LAWS AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER. THE JURY WAIVER AND CLASS ACTION WAIVER PROVISIONS OF THE WORTHY WEALTH SENIOR LIVING INVESTOR AGREEMENT DO NOT APPLY TO CLAIMS BROUGHT UNDER THE EXCHANGE ACT AND SECURITIES ACT. If the investor opts out of the arbitration provision, the investor has also opted out of the jury trial and class action waivers.

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Exclusive Forum Provision Section 7.4 of our Bylaws provides that “[u]nless the corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the corporation to the corporation or the corporation’s shareholders, (iii) any action asserting a claim arising pursuant to any provision of the Act, or (iv) any action asserting a claim governed by the internal affairs doctrine shall be a state or federal court located in the county in which the principal office of the corporation in the State of Georgia is established, in all cases subject to the court’s having personal jurisdiction over the indispensable parties named as defendants.”

This provision would not apply to suits brought to enforce a duty or liability created by the Securities Act, Exchange Act or any other claim for which the U.S. federal courts have exclusive jurisdiction.

This choice of forum provision may limit an SL Preferred Shareholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers or other employees, which may discourage such lawsuits against us and our directors, officers and employees. Alternatively, a court could find these provisions of our Bylaws to be inapplicable or unenforceable in respect of one or more of the specified types of actions or proceedings, which may require us to incur additional costs associated with resolving such matters in other jurisdictions, which could adversely affect our business and financial condition.

Fee Shifting Provision. Section 7.4 of our Bylaws provides that “[i]f any action is brought by any party against another party, relating to or arising out of these Bylaws, or the enforcement hereof, the prevailing party shall be entitled to recover from the other party reasonable attorneys’ fees, costs and expenses incurred in connection with the prosecution or defense of such action.”

In the event you initiate or assert a claims against us, in accordance with the dispute resolution provisions contained in our Bylaws, and you do not, in a judgment prevail, you will be obligated to reimburse us for all reasonable costs and expenses incurred in connection with such claim, including, but not limited to, reasonable attorney’s fees and expenses and costs of appeal, if any.

THE FEE SHIFTING PROVISION CONTAINED IN THE BYLAWS IS NOT INTENDED TO BE DEEMED A WAIVER BY ANY HOLDER OF SL PREFERRED SHARES OF THE COMPANY’S COMPLIANCE WITH THE U.S. FEDERAL SECURITIES LAWS AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER. THE FEE SHIFTING PROVISION CONTAINED IN THE BYLAWS DO NOT APPLY TO CLAIMS BROUGHT UNDER THE EXCHANGE ACT AND SECURITIES ACT.

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INDEMNIFICATION OF DIRECTORS AND OFFICERS

We were organized under the laws of the State of Georgia and are subject to the Code of Georgia Title 14 – Corporations, Partnerships, and Associations, or the “OCGA.” Subject to the procedures and limitations stated therein Section 14-2-830 of the OCGA provides that: (a) A director shall perform his or her duties as a director in good faith and with the degree of care an ordinarily prudent person in a like position would exercise under similar circumstances. (b) In performing his or her duties a director may rely upon: (1) Other officers, employees, or agents of the corporation whom the director reasonably believed to be reliable and competent in the functions performed; and (2) Information, data, opinions, reports, or statements provided by officers, employees, agents of the corporation, legal counsel, public accountants, investment bankers, or other persons as to matters involving the skills, expertise, or knowledge reasonably believed to be reliable and within such person’s professional or expert competence. (c) There shall be a presumption that the process a director followed in arriving at decisions was done in good faith and that such director has exercised ordinary care; provided, however, that this presumption may be rebutted by evidence that such process constitutes gross negligence by being a gross deviation of the standard of care of a director in a like position under similar circumstances.

Subject to the procedures and limitations stated therein, Section 14-2-851(a) of the OCGA provides that: Except as otherwise provided in this Code section, a corporation may indemnify an individual who is a party to a proceeding because he or she is or was a director against liability incurred in the proceeding if: (1) Such individual conducted himself or herself in good faith; and (2) Such individual reasonably believed: (A) In the case of conduct in his or her official capacity, that such conduct was in the best interests of the corporation; (B) In all other cases, that such conduct was at least not opposed to the best interests of the corporation; and (C) In the case of any criminal proceeding, that the individual had no reasonable cause to believe such conduct was unlawful.

Pursuant to our Articles of Incorporation, to the fullest extent permitted by the OCGA, the Company shall indemnify, or advance expenses to, any person made, or threatened to be made, a party to any action, suit or proceeding by reason of the fact that such person (i) is or was a director of the Company; (ii) is or was serving at the request of the Company as a director of another corporation, provided that such person is or was at the time a director of the Company or (ii) is or was serving at the request of the Company as an officer of another corporation, provided that such person is or was at the time a director of the Company or a director of such other corporation, serving at the request of the Company. Unless otherwise expressly prohibited by the OCGA, and except as otherwise provided in the previous sentence, the Board of Directors of the Company shall have the sole and exclusive discretion, on such terms and conditions as it shall determine, to indemnify, or advance expenses to, any person made, or threatened to be made, a party to any action, suit, or proceeding by reason of the fact such person is or was an officer, employee or agent of the Company as an officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

Our Bylaws provide the Company with the power to indemnify any person who was or is a party to any proceeding (other than an action by, or in the right of, the corporation), by reason of the fact that he is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against liability incurred in connection with such proceeding, including any appeal thereof, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any proceeding by judgment, order, settlement, or conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the corporation or, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

Further, our Bylaws provide the Company with the power to indemnify any person, who was or is a party to any proceeding by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof. Such indemnification shall be authorized if such person acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made under this subsection in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable unless, and only to the extent that, the court in which such proceeding was brought, or any other court of competent jurisdiction, shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

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Further, our Bylaws provide that to the extent that a director, officer, employee, or agent of the corporation has been successful on the merits or otherwise in defense of any proceeding referred to above or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses actually and reasonably incurred by him in connection therewith.

Further, our Bylaws provide that any indemnification provided by the Company, unless pursuant to a determination by a court, shall be made by the Company only as authorized in the specific case upon determination that such indemnification is proper, to be made by the Board of Directors of the Company, by independent legal counsel or by shareholder vote.

The indemnification provided pursuant to Section 14-2-851 of the OCGA, our articles of incorporation and our Bylaws provide, are not exclusive, and the Company may, as applicable, provide additional indemnification.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

PLAN OF DISTRIBUTION

Up to $75 million of our SL Preferred Shares are being offered pursuant to this offering circular. Prospective investors will be referred to the Worthy Wealth App (which may be downloaded for free from the Apple Store or from Google Play) or Worthy Wealth Website at www.worthywealth.com, which is powered by the Worthy Technology Platform the Company has licensed from its parent company, WWI, to review this Offering Circular and the subscription agreement. This Offering Circular will be furnished to prospective investors before or at the time of all written offers and will be available for viewing on our website, as well as on the SEC’s website at www.sec.gov.

It is anticipated that SL Preferred Shares will be offered and sold in all states, Puerto Rico and the District of Columbia.

No person or entity receives a finder’s fee or any underwriting or placement agent discounts or commissions in relation to this offering of the SL Preferred Shares.

Set forth below is the procedure for subscribing to purchase SL Preferred Shares:

Establishing a SL Preferred Shares Account on the Worthy Wealth Website

The first step to being able to purchase SL Preferred Shares is to set up an account, which we refer to as a “SL Preferred Shares Account.” In order to set up a SL Preferred Shares Account, you need to do the following:

●	if you are an individual, you will need to establish a SL Preferred Shares Account through the Worthy Wealth Website or Worthy Wealth App by registering and providing your name, email address, social security number, the type of account and other specified information;
●	if you are subscribing for the SL Preferred Shares as a corporation, limited liability company, partnership, or other entity, the entity will need to establish a SL Preferred Shares Account through the Worthy Wealth Website by registering and providing the name of the organization, the type of organization, email address, tax identification number, type of account and other specified information; and
●	in either case, you must agree to our terms of use and privacy policy which provide for the general terms and conditions of using the Worthy Wealth Website and other applicable terms and conditions.

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By subscribing for SL Preferred Shares, you will be consenting to receiving all notifications required by law or regulation or provided for by the Worthy Wealth Website electronically at your last electronic address you provided to us.

After you have successfully registered with the Worthy Wealth Website or Worthy Wealth App, you may view the Offering Circular and related documents. Please note that you are not obligated to submit a subscription for any SL Preferred Shares simply because you have registered on the Worthy Wealth Website.

If you have difficulty opening an account or otherwise using the Worthy Wealth Website, you may use the live help button on the website or the Worthy Wealth App to connect with a customer service representative. Customer service representatives will help you with technical issues related to your use of the Worthy Wealth Website. However, customer service representatives will not provide you with any investment advice, nor how much to invest in SL Preferred Shares, or the merits of investing or not investing in SL Preferred Shares.

Establishing an Account Using the Worthy Wealth App

Procedurally, Worthy Wealth App users register on the application via the worthywealth.com website or via the mobile App, which may be downloaded for free from the Apple Store or from Google Play and simply link to their bank account. Whenever users want to buy a SL Preferred Share they click the “Buy SL Preferred Shares” button to purchase. If they would like to purchase via their spare change round-ups they can also link a debit card or credit card to the Worthy Wealth App for this purpose. If the round-up feature is engaged, every time the user shops or completes any checking account transaction, the Worthy Wealth App automatically rounds up their purchase to the next dollar, tracks the spare change and then permits the user to use it to invest in the SL Preferred Shares. The user’s linked bank account is monitored and the money is transferred via ACH once the round up amounts reach $10.00. Users can make one time or recurring purchases of SL Preferred Shares.

Subscribing for SL Preferred Shares

Once you have opened a SL Preferred Shares Account, in order for you to complete a subscription for SL Preferred Shares, you must first provide funds. We will instruct you on how to do so. You may then submit purchase orders by:

●	indicating the amount of SL Preferred Shares that you wish to purchase;
●	reviewing the applicable offering circular for SL Preferred Shares;
●	submitting a subscription order by clicking the “Buy SL Preferred Shares” button; and
●	reviewing the subscription to ensure accuracy, checking the box to confirm accuracy and confirming the subscription by clicking the confirmation button.

You will not be able to subscribe for SL Preferred Shares unless you have completed all of the above steps.

Once you submit a subscription to the Worthy Wealth Website, your subscription will constitute an offer to purchase SL Preferred Shares. For purposes of the electronic order process at the Worthy Wealth Website, the time as maintained on the website will constitute the official time of a subscription.

As part of these terms and conditions to subscribe to purchase SL Preferred Shares, you will be required to certify to us that:

●	you will have had the opportunity to view this offering circular and any offering circular supplement each time you purchase SL Preferred Shares;

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●	if you are an individual investor, your subscription is submitted for and on behalf of your account;

●	if you are an organization, your subscription has been submitted by an officer or agent who is authorized to bind the organization; and

●	you had the opportunity to review the Worthy Wealth Senior Living Investor Agreement, meet the qualifications to subscribe for SL Preferred Shares and agree to be legally bound by the terms and conditions of the agreement.

Your subscription and all other consents submitted through the Worthy Wealth Website are legal, valid and enforceable contracts. We are not providing any investment or tax advice to subscribers of SL Preferred Shares. We are not a broker dealer or investment adviser. The SL Preferred Shares may not be a suitable investment for you, even if you qualify to purchase SL Preferred Shares. Moreover, even if you qualify to purchase SL Preferred Shares and place a subscription, you may not receive an allocation of SL Preferred Shares for any number of reasons.

Fees and Expenses

The Company expects that the amount of expenses of the offering will be approximately $50,000, including professional and compliance fees and other costs of the offering.

Minimum and Maximum Investment Amount

The minimum investment amount per subscriber in this offering is 10 SL Preferred Shares ($100). The maximum investment amount per subscriber in this offering is 5,000 SL Preferred Shares ($50,000).

No Escrow

The proceeds of this offering will not be placed into an escrow account. We will offer our SL Preferred Shares on a best efforts basis. As there is no minimum offering amount, upon the approval of any subscription to this Offering Circular, the Company shall immediately deposit said proceeds into the bank account of the Company and may dispose of the proceeds in accordance with the Use of Proceeds.

SL Referral Program

We have also created the SL Referral Program (the “SL Referral Program”) to provide individuals the opportunity to receive free SL Preferred Shares as a thank you (a “Referral Share”). To be eligible to receive a Referral Share, an investor in SL Preferred Shares need only refer a prospective new investor to open an account with us pursuant to our standard account opening process (each a “Referrer”). Each such prospective new investor, as referred by a Referrer, who completes the account opening process pursuant to our standard account opening procedures will also receive a Referral Share (each a “Referree”). A maximum of 50 Referral Shares may be issued to any Referrer or Referree in any calendar year. The foregoing terms of the SL Referral Program are listed in detail on a link on the Company’s website.

The SL Referral Program is active as of the date hereof, and will remain active until all $125,000 of Referral Shares have been issued thereunder.

The SL Referral Program is currently available only to U.S. residents (including residents of Puerto Rico), and you may only participate if you are at least 18 years of age. We may later allow foreign residents to join the SL Referral Program, which may depend upon your country of residence and other factors as we determine in our discretion.

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Issuance of Referral Shares will be fulfilled through SL Preferred Shares issued under the offering statement of which this offering circular forms a part. We will generally process a Referral Share and deposit said Referral Share in such investor’s account within 15 days following the date of the qualifying action. Please see “Plan of Distribution – Worthy Wealth Realty Referral Program” on page 47 of this Offering Circular.

State Law Exemption and Offerings to “Qualified Purchasers”

Our SL Preferred Shares are being offered and sold only to “qualified purchasers” (as defined in Regulation A under the Securities Act of 1933, which we refer to as the “Securities Act.”). As a Tier 2 offering pursuant to Regulation A under the Securities Act, this offering will be exempt from state “Blue Sky” law review, subject to meeting certain state filing requirements and complying with anti-fraud provisions, to the extent that the SL Preferred Shares offered hereby are offered and sold only to “qualified purchasers” or at a time when the SL Preferred Shares are listed on a national securities exchange. “Qualified purchasers” include:

●	“accredited investors” under Rule 501(a) of Regulation D of the Securities Act; and

●	all other investors so long as their investment in SL Preferred Shares does not represent more than 10% of the greater of their annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons).

Accordingly, we reserve the right to reject any investor’s subscription in whole or in part for any reason, including if we determine in our sole and absolute discretion that such investor is not a “qualified purchaser” for purposes of Regulation A.

Investment Amount Limitations

Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, you are encouraged to refer to www.investor.gov.

As a Tier 2, Regulation A offering, investors must comply with the 10% limitation to investment in the Offering. The only investor in this Offering exempt from this limitation is an accredited investor, an “Accredited Investor,” as defined under Rule 501 of Regulation D. If you meet one of the following tests you should qualify as an Accredited Investor:

(i)	You are a natural person who has had individual income in excess of $200,000 in each of the two most recent years, or joint income with your spouse or spousal equivalent in excess of $300,000 in each of these years, and have a reasonable expectation of reaching the same income level in the current year;

(ii)	You are a natural person and your individual net worth, or joint net worth with your spouse or spousal equivalent, exceeds $1,000,000 at the time you purchase the SL Preferred Shares (please see below on how to calculate your net worth);

(iii)	You are a director, executive officer or general partner of the issuer or a manager or executive officer of the general partner of the issuer;

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(iv)	You are an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, a corporation, a Massachusetts or similar business trust or a partnership or limited liability company, not formed for the specific purpose of acquiring the SL Preferred Shares, with total assets in excess of $5,000,000;

(v)	You are a bank or a savings and loan association or other institution as defined in the Securities Act, a broker or dealer registered pursuant to Section 15 of the Exchange Act, an investment advisor registered pursuant to the Investment Advisers Act of 1940 or registered pursuant to the laws of a state, an investment advisor relying on the exemption of registering with the SEC under the Investment Advisers Act of 1940, an insurance company as defined by the Securities Act, an investment company registered under the Investment Company Act of 1940, or a business development company as defined in that act, any Small Business Investment Company licensed by the Small Business Investment Act of 1958, or a Rural Business Investment Company as defined in the Consolidated Farm and Rural Development Act, or a private business development company as defined in the Investment Advisers Act of 1940;

(vi)	You are an entity (including an Individual Retirement Account trust) in which each equity owner is an accredited investor;

(vii)	You are a trust with total assets in excess of $5,000,000, your purchase of SL Preferred Shares is directed by a person who either alone or with his purchaser representative(s) (as defined in Regulation D promulgated under the Securities Act) has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment, and you were not formed for the specific purpose of investing in the SL Preferred Shares; or

(viii)	You are a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has assets in excess of $5,000,000; an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in such act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

(ix)	You are an entity, of a type not listed in the above paragraphs iv, v, vi, vii, or viii, not formed for the specific purpose of acquiring the SL Preferred Shares, owning investments in excess of $5,000,000;

(x)	You are a natural person holding in good standing one or more professional certifications or designations or credentials from an accredited educational institution that the SEC has designated as qualifying an individual for accredited investor status;

(xi)	You are a “family office,” as defined by the Investment Advisers Act of 1940, with assets under management in excess of $5,000,000, and is not formed for the specific purpose of acquiring the SL Preferred Shares, and your prospective investment is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of the prospective investment; or

(xii)	You are a “family client,” as defined under the Investment Advisers Act of 1940, of a family office meeting the requirements in the above paragraph xi, and your prospective investment in the issuer is directed by such family office pursuant to the above paragraph xi.

For the purposes of calculating your Net Worth, it is defined as the difference between total assets and total liabilities. This calculation must exclude the value of your primary residence and may exclude any indebtedness secured by your primary residence (up to an amount equal to the value of your primary residence). In the case of fiduciary accounts, net worth and/or income suitability requirements may be satisfied by the beneficiary of the account or by the fiduciary, if the fiduciary directly or indirectly provides funds for the purchase of the SL Preferred Shares.

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In order to purchase SL Preferred Shares and prior to the acceptance of any funds from an investor, an investor will be required to represent, to our satisfaction, that he or she is either an accredited investor or is in compliance with the 10% of net worth or annual income limitation on investment in this offering.

Offering Period and Expiration Date

The termination of the offering will occur on the earliest of (i) the date that subscriptions for and awards of the SL Preferred Shares offered hereby equal $75,000,000; (ii) the date one day before the Company’s first liquidation of an investment; and (iii) an earlier date determined by the Company in its sole discretion. We reserve the right to terminate this offering for any reason at any time.

Worthy Wealth Website Operation

Although the Worthy Wealth Website and Worthy Wealth App has been designed to handle numerous purchase orders and prospective investors, we cannot predict the response of the Worthy Wealth Website to any particular issuance of SL Preferred Shares pursuant to this offering circular. You should be aware that if a large number of investors try to access the Worthy Wealth Website at the same time and submit their purchase orders simultaneously, there may be a delay in receiving and/or processing your purchase order. You should also be aware that general communications and internet delays or failures unrelated to the Worthy Wealth Website, as well as website capacity limits or failures may prevent purchase orders from being received on a timely basis by the Worthy Wealth Website. We cannot guarantee you that any of your submitted purchase orders will be received, processed and accepted during the offering process.

Orders will typically be processed by our payment processor within 4 to 5 business days following the order. You may not withdraw the amount of your purchase order, unless the purchase is withdrawn or cancelled. Once a purchase order is accepted and processed, it is irrevocable. Dividends do not accrue until the purchase funds have cleared.

Prior to submitting a purchase order, you will be required to acknowledge receipt of the offering documents for the SL Preferred Shares that you wish to purchase. In the case of an entity investor, the prospective investor will be required to make representations regarding the authority of the signatory to enter into the agreement and make representations on behalf of the entity.

The minimum purchase order that you may submit to purchase SL Preferred Shares is $100, and the maximum purchase order that may be submitted is $50,000, except for non-accredited investors, whose purchases will be subject to the following limits pursuant to SEC Rule 251(d)(2)(C):

●	natural non-accredited persons may only invest the greater of 10% of their annual income or net worth; and

●	non-natural non-accredited persons may invest up to 10% of the greater of their net assets or revenues for the most recently completed fiscal year.

Under Rule 251 of Regulation A, non-accredited, non-natural investors are subject to the investment limitation and may only invest funds which do not exceed 10% of the greater of the purchaser’s revenue or net assets (as of the purchaser’s most recent fiscal year end). A non-accredited, natural person may only invest funds which do not exceed 10% of the greater of the purchaser’s annual income or net worth (please see below on how to calculate your net worth).

For the purposes of calculating your Net Worth, it is defined as the difference between total assets and total liabilities. This calculation must exclude the value of your primary residence and may exclude any indebtedness secured by your primary residence (up to an amount equal to the value of your primary residence). In the case of fiduciary accounts, net worth and/or income suitability requirements may be satisfied by the beneficiary of the account or by the fiduciary, if the fiduciary directly or indirectly provides funds for the purchase of the SL Preferred Shares.

In order to purchase SL Preferred Shares and prior to the acceptance of any funds from an investor, an investor will be required to represent, to our satisfaction, that he or she is either an accredited investor or is in compliance with the 10% of net worth or annual income limitation on investment in this offering.

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Tax and Legal Treatment

SL Preferred Shares will receive dividend income. At the end of the calendar year, investors with over $10 of realized dividends will receive a form 1099-DIV. These will need to be filed in accordance with the United States Tax Code. Investor’s tax situations will likely vary greatly and all tax and accounting questions should be directed towards a certified public accountant.

IRA

If an investor opens a new IRA account on the Worthy Fintech Platform and makes a minimum investment of $2,500, we will pay all of his or her third-party fees associated with opening the IRA account on the Worthy Fintech Platform through one of our integrated partners.

Auto-Invest Program

Following the user’s initial purchase of SL Preferred Shares, they can elect to participate in our auto-invest program, or the “Auto-Invest Program,” which allows them to automatically invest in additional SL Preferred Shares on a recurring basis (e.g., daily, weekly or monthly) subject to an amount and investment parameters that they designate.

If they elect to participate in the Auto-Invest Program, we will automatically place orders for SL Preferred Shares that match the amount and parameters they designate. Investors may affirmatively elect to participate or cancel their participation in the Auto-Invest Program by selecting “on” or “off” in their Worthy accounts. As part of affirmatively electing to participate in the Auto-Invest Program by selecting “on”, the investor will choose the frequency of such investor’s recurring investments (e.g., daily, weekly or monthly) and the amount of such recurring investment. In addition, the investor will choose which bank account from which the funds would be drawn for purposes of the Auto-Invest Program. Upon affirmatively electing to participate in the Auto-Invest Program, the investor will be asked to agree to the terms and conditions of the Worthy Wealth Senior Living Investor Agreement. Prior to each “auto investment,” the investor will be presented with the most recent offering circular and will be asked to reconfirm (i) the terms and conditions of the Worthy Wealth Senior Living Investor Agreement which they originally agreed to, such as that the investor continues to be either an accredited investor or in compliance with the 10% of net worth or annual income limitation on investment in this offering, and (ii) that they have reviewed our SEC filings, including the latest offering circular with respect to the investment. If no reconfirmation is received by us from the investor prior to a scheduled “auto-investment,” the “auto-investment” shall not be executed. If a reconfirmation is received by us from the investor prior to a scheduled “auto-investment,” we will send a confirmatory email to the investor denoting the amount invested upon such “auto-investment.”

Holders of SL Preferred Shares will have access to current information regarding their SL Preferred Shares by viewing their account on the Worthy Wealth Website or Worthy Wealth App. Users can review, adjust, cancel, pause, or restart the Auto-Invest Program at any time by making the appropriate selection within their account or by contacting us.

We intend to treat any sales of SL Preferred Shares made pursuant to the Auto-Invest Program as sales chargeable against the aggregate total of offered securities pursuant to the offering circular and to include such sales when calculating the $75 million cap in offering proceeds raised under any qualified offering statement within a 12 month period in accordance with SEC Rule 251(a).f

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a general summary of certain U.S. federal income tax considerations that may be relevant to the Program. Your participation in the Program will have certain consequences from a U.S. federal income tax standpoint. This discussion is based upon the Internal Revenue Code of 1986, as amended (the “Code”), the U.S. Treasury regulations promulgated thereunder, administrative pronouncements and judicial decisions, all as of the date hereof and all of which are subject to change, possibly with retroactive effect. Because the Program is unique, there are limited applicable legal precedents applicable to the income tax consequences of the Program, and we are not able to describe all of the material tax consequences with certainty. The following discussion is for general purposes only, is limited to U.S. federal income tax consequences only, and may not be applicable depending on your particular situation. The discussion addressed only to individuals who are U.S. citizens or residents for U.S. tax purposes, and who hold their SL Preferred Shares as “capital assets” within meaning of the Code. You are urged to consult your own tax advisor with respect to the income and other tax consequences of the Program, including the tax consequences under state, local, estate, foreign and other tax laws and tax treaties and the possible effects of changes in U.S. or other tax laws.

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There can be no assurance IRS will agree with the foregoing tax treatment, and it is possible that the federal income tax consequences of the Program could differ from those described above.

Your participation in the Program may also be subject to information reporting and tax withholding.

Your participation in the Program may increase the complexity of your tax filings and may cause you to be ineligible to file Internal Revenue Service Form 1040-EZ, if you would otherwise be eligible to file such form. The U.S. federal income tax discussion set forth above is included for general information only and may not be applicable depending on your particular situation. You are urged to consult your own tax advisor with respect to the tax consequences of your participation in the Program, including the tax consequences under state, local, estate, foreign and other tax laws and tax treaties and the possible effects of changes in U.S. or other tax laws.

APPOINTMENT OF AUDITOR

In January 2025, we engaged Assurance Dimensions, LLC (“Assurance”), as our independent registered public accounting firm. Assurance audited our financial statements for the period from December 3, 2024 (inception) through January 15, 2025, which have been included in this offering circular. From the date of inception through the date of this offering circular, there have been no disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) between the Company and Assurance on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to Assurance’s satisfaction, would have caused Assurance to make reference to the matter in their reports. From the date of inception through the date of this offering circular there have been no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K).

LEGAL MATTERS

The validity of the securities offered by this offering circular will be passed upon for us by Dickinson Wright PLLC, 350 East Las Olas Boulevard, Suite 1750, Fort Lauderdale, Florida 33301.

EXPERTS

Our balance sheet as of January 15, 2025 and the related statements of operations, shareholder’s deficit and cash flows for the period from December 3, 2024 (inception) through January 15, 2025 included in this offering circular have been audited by Assurance Dimensions, LLC independent registered public accounting firm, as indicated in their report with respect thereto, and have been so included in reliance upon the report of such firm given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed a Regulation A offering statement on Form 1-A with the SEC under the Securities Act with respect to the SL Preferred Shares to be sold in this offering. This offering circular, which constitutes a part of the offering statement, does not contain all of the information set forth in the offering statement and exhibits and schedules to the offering statement. For further information with respect to our company and the SL Preferred Shares to be sold in this offering, reference is made to the offering statement, including the exhibits and schedules to the offering statement. Statements contained in this offering circular as to the contents of any contract is an exhibit to the offering statement, each statement is qualified in all respects by the exhibit to which the reference relates. The offering statement, including its exhibits and schedules, may be inspected without charge at the public reference room maintained by the SEC, located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549, and copies of all or any part of the offering statement may be obtained from such offices upon the payment of the fees prescribed by the SEC. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. The SEC also maintains an Internet website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the site is www.sec.gov.

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The offering statement is also available on the Worthy Wealth Website at www.worthywealth.com. After the completion of this Offering, you may access these materials at the foregoing website free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Information contained on the website is not a part of this offering circular and the inclusion of the website address in this offering circular is an inactive textual reference only.

Reporting Requirements under Tier 2 of Regulation A. Following this Tier 2, Regulation A offering, we will be required to comply with certain ongoing disclosure requirements under Rule 257 of Regulation A. We will be required to file: an annual report with the SEC on Form 1-K; a semi-annual report with the SEC on Form 1-SA; current reports with the SEC on Form 1-U; and a notice under cover of Form 1-Z. The necessity to file current reports will be triggered by certain corporate events, similar to the ongoing reporting obligation faced by issuers under the Exchange Act, however the requirement to file a Form 1-U is expected to be triggered by significantly fewer corporate events than that of the Form 8-K. Such reports and other information will be available for inspection and copying at the public reference room and on the SEC’s website referred to above. Parts I & II of Form 1-Z will be filed by us if and when we decide to and are no longer obligated to file and provide annual reports pursuant to the requirements of Regulation A.

We will make annual filings on Form 1-K, which will be due by the end of July each year and will include audited financial statements for the previous fiscal year. We will make semi-annual filings on Form 1-SA, which will be due by December 29th each year, which will include unaudited financial statements for the six months ending September 30. We will also file a Form 1-U to announce important events such as the loss of a senior officer, a change in auditors or certain types of capital-raising. We will be required to keep making these reports unless we file a Form 1-Z to exit the reporting system, which we will only be able to do if we have less than 300 shareholders of record and have filed at least one Form 1-K.

We may supplement the information in this offering circular by filing a supplement with the SEC. You should read all the available information before investing.

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Worthy Wealth Senior Living, Inc.

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholder and the Board of Directors of Worthy Wealth Senior Living, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheet of Worthy Wealth Senior Living, Inc. (the “Company”) as of January 15, 2025, and the related statements of operations, changes in shareholder’s equity, and cash flows for the period from December 3, 2024 (inception) to January 15, 2025, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of January 15, 2025, and the results of its operations and its cash flows for the period from December 3, 2024 (inception) to January 15, 2025, in conformity with accounting principles generally accepted in the United States of America.

Explanatory Paragraph – Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has not yet generated any revenue and has no operating history. These matters raise substantial doubt about the Company’s ability to continue as a going concern. Management’s Plan regarding these matters is also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

The critical audit matters communicated below are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. We determined that there were no critical audit matters.

We have served as the Company’s auditor since 2025.

Coral Springs, Florida

January 27, 2025

ASSURANCE DIMENSIONS, LLC

also d/b/a McNAMARA and ASSOCIATES, LLC

TAMPA BAY: 4920 W Cypress Street, Suite 102 | Tampa, FL 33607 | Office: 813.443.5048 | Fax: 813.443.5053

JACKSONVILLE: 7800 Belfort Parkway, Suite 290 | Jacksonville, FL 32256 | Office: 888.410.2323 | Fax: 813.443.5053

ORLANDO: 1800 Pembrook Drive, Suite 300 | Orlando, FL 32810 | Office: 888.410.2323 | Fax: 813.443.5053

SOUTH FLORIDA: 3111 N. University Drive, Suite 621 | Coral Springs, FL 33065 | Office: 754.800.3400 | Fax: 813.443.5053 www.assurancedimensions.com

“Assurance Dimensions” is the brand name under which Assurance Dimensions, LLC including its subsidiary McNamara and Associates, LLC (referred together as “AD LLC”) and AD Advisors, LLC (“AD Advisors”), provide professional services. AD LLC and AD Advisors practice as an alternative practice structure in accordance with the AICPA Code of Professional Conduct and applicable laws, regulations, and professional standards. AD LLC is a licensed independent CPA firm that provides attest services to its clients, and AD Advisors provide tax and business consulting services to their clients. AD Advisors, and its subsidiary entities are not licensed CPA firms.

F-2

Worthy Wealth Senior Living, Inc.

Balance Sheet

January 15, 2025

ASSETS
Assets
Cash	$50,100
TOTAL ASSETS	$50,100

LIABILITIES AND SHAREHOLDER’S EQUITY

Liabilities
Accounts Payable	$3,675
Income Tax Payable	11,396
Total Liabilities	15,071

Commitments and contingencies (Note 6)

Shareholder’s Equity
Common stock, par value $0.001, 100 shares authorized, and 100 shares issued and outstanding	-
Additional paid-in capital	100
Retained earnings	34,929
Total Shareholder’s Equity	35,029

TOTAL LIABILITIES AND SHAREHOLDER’S EQUITY	$50,100

The accompanying notes are an integral part of these financial statements.

F-3

Worthy Wealth Senior Living, Inc.

Statement of Operations

For the Period from December 3, 2024 (Inception) through January 15, 2025

Operating Revenue	$-

Cost of Revenue	-

Gross profit (loss)	-

Operating expenses
General and administrative expenses	3,675
Total operating expenses	3,675

Other Income	50,000

Income from operations	46,325

Provision for income taxes	(11,396)

Net income	$34,929

Net income per common share - basic and diluted	$349.29
Weighted average number of shares outstanding - basic and diluted	100

The accompanying notes are an integral part of these financial statements.

F-4

Worthy Wealth Senior Living, Inc.

Statement of Changes in Shareholder’s Equity

For the Period from December 3, 2024 (Inception) through January 15, 2025

	Common Shares	Common Stock, Par	Additional Paid-in Capital	Retained Earnings	Total

Balance at December 3, 2024	-	$-	$-	$-	$-

Common shares issued for cash	100	-	100	-	100

Net income	-	-	-	34,929	34,929

Balance at January 15, 2025	100	$-	$100	$34,929	$35,029

The accompanying notes are an integral part of these financial statements.

F-5

Worthy Wealth Senior Living, Inc.

Statement of Cash Flows

For the Period from December 3, 2024 (Inception) through January 15, 2025

Cash flows from operating activities:
Net income	$34,929
Adjustments to reconcile net income to cash provided by operating activities:
Changes in working capital items:
Income tax payable	11,396
Accounts payable	3,675

Cash provided by operating activities	50,000

Cash flows from financing activities:
Common shares issued for cash	100

Cash provided by financing activities	100

Net change in cash	50,100

Cash at beginning of period	-

Cash at end of period	$50,100

Supplemental Disclosures of Cash Flow Information:

Cash paid for interest	$-
Cash paid for taxes	$-

The accompanying notes are an integral part of these financial statements.

F-6

WORTHY WEALTH SENIOR LIVING, INC.

Notes to the Financial Statements

For the Period from December 3, 2024 (Inception) through January 15, 2025

NOTE 1. ORGANIZATION AND NATURE OF OPERATIONS

Worthy Wealth Senior Living, Inc., a Georgia corporation, (the “Company,” “WWSL”, “we,” or “us”) was founded in December of 2024. This early-stage company will primarily invest in, purchase and resell senior living facilities.

We are a wholly owned subsidiary of Worthy Wealth, Inc. (“WWI”), which intends to acquire a mobile app (the “Worthy App”) that allows its users to round up their debit card and checking account linked credit card purchases and other checking account transactions and thereafter use the “round up” dollars in increments of $10.00 to purchase Worthy Wealth Housing Bonds. The users may also use additional funds to purchase Worthy Wealth Housing Bonds. WWI will own or have rights to the technology on the website. This technology is defined as the “Worthy Technology Platform.”

The Company’s year-end is June 30.

NOTE 2. GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. For the period ended January 15, 2025, the Company has not yet generated any revenue and has no operating history with a net income of $35,000. These conditions raise substantial doubt about the Company’s ability to continue as a going concern for a period of twelve months from the issuance date of this report. The Company is filing a Form 1-A Regulation A Offering Statement which allows the Company to raise funds.

No assurances can be given that the Company will achieve success, without seeking additional financing. There also can be no assurances that the Form 1-A will result in additional financing or that any additional financing if required, can be obtained, or obtained on reasonable terms acceptable to the Company. These financial statements do not include adjustments related to the recoverability and classifications of assets or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Use of estimates

The preparation of financial statements in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting periods. Actual results could differ from those estimates.

Cash and cash equivalents

Cash includes checking accounts. We consider all highly liquid investments with original maturities of three months or less at the time of purchase to be cash equivalents. At times, such investments may be in excess of FDIC insurance limits. As of January 15, 2025, we were not in excess of the FDIC limits. The Company does not believe it is exposed to any significant credit risk on cash and cash equivalents. There were no cash equivalents on January 15, 2025.

F-7

WORTHY WEALTH SENIOR LIVING, INC.

Notes to the Financial Statements

For the Period from December 3, 2024 (Inception) through January 15, 2025

Fair Value of Financial Instruments

The Company’s financial instruments consist of cash. The carrying amount of this financial instrument equals fair value.

Fair Value Measurement

In accordance with ASC 820, Fair Value Measurement, we use a three-tier fair value hierarchy to classify and disclose all assets and liabilities measured at fair value on a recurring basis, as well as assets and liabilities measured at fair value on a nonrecurring basis, in periods subsequent to their initial measurement. The hierarchy requires us to use observable inputs when available, and to minimize the use of unobservable inputs when determining fair value.

The three tiers are defined as follows:

Level 1: Quoted prices in active markets or liabilities in active markets for identical assets or liabilities, accessible by us at the measurement date.

Level 2: Quoted prices for similar assets or liabilities in active markets or quoted prices for identical or similar assets or liabilities in markets that are not active, or other observable inputs other than quoted prices.

Level 3: Unobservable inputs for assets or liabilities for which there is little or no market data, which require us to develop our own assumptions. These unobservable assumptions reflect estimates of inputs that market participants would use in pricing the asset or liability. Valuation techniques include the use of option pricing models, discounted cash flows, or similar techniques, which incorporate our own estimates of assumptions that market participants would use in pricing the instrument or valuations that require significant management judgment or estimation.

A financial instrument’s categorization within the valuation hierarchy is based on the lowest level of input that is significant to the fair value measurement.

Revenue Recognition

We will recognize revenue in accordance with the guidance in FASB ASC 942 “Financial Services – Depository Lending”.

We will generate revenue primarily through interest earned.

We will also generate revenue through interest and dividends on investments and realized and unrealized gains on investments, which will all be included in other income (expense) in the statement of operations.

Allocation of expenses Incurred by Affiliate on Behalf of the Company

Costs incurred by our affiliate will be allocated to the Company for the purposes of preparing the financial statements based on a specific identification basis or, when specific identification is not practicable, a proportional cost allocation method which allocates expenses based upon the percentage of employee time expended on the Company’s business as compared to total employee time. The proportional use basis was adopted to allocate shared costs is in accordance with the guidance of SEC Staff Accounting Bulletin (“SAB”) Topic 1B, Allocation Of Expenses And Related Disclosure In Financial Statements Of Subsidiaries, Divisions Or Lesser Business Components Of Another Entity. Management has determined that the method of allocating costs to the Company is reasonable.

F-8

WORTHY WEALTH SENIOR LIVING, INC.

Notes to the Financial Statements

For the Period from December 3, 2024 (Inception) through January 15, 2025

Management believes that the statements of operations will include a reasonable allocation of costs and expenses incurred by the Company. However, such amounts may not be indicative of the actual level of costs and expenses that would have been incurred by the Company if it had operated as an independent company or of the costs and expenses expected to be incurred in the future.

Income taxes

Income taxes - The Company accounts for income taxes in accordance with ASC Topic 740, Accounting for Income Taxes. Under this method, deferred income taxes are determined based on the estimated future tax effects of differences between the financial statement and tax basis of assets and liabilities given the provisions of enacted tax laws.

Deferred income tax provisions and benefits are based on changes to the assets or liabilities from year to year. In providing for deferred taxes, the Company considers tax regulations of the jurisdictions in which they operate, estimates of future taxable income, and available tax planning strategies. If tax regulations, operating results, or the ability to implement tax- planning strategies vary, adjustments to the carrying value of deferred tax assets and liabilities may be required. Valuation allowances are recorded related to deferred tax assets based on the “more likely than not” criteria of Topic 740. FASB ASC 740 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. Based on the Company’s evaluation, it has been concluded that there are no significant uncertain tax positions requiring recognition in the Company’s financial statements. The Company believes that its income tax positions would be sustained on audit and does not anticipate any adjustments that would result in a material change to it’s financial position.

Management has determined that the Company does not have any uncertain tax positions and associated unrecognized benefits that materially impact the financial statements or related disclosures. Since tax matters are subject to some degree of uncertainty, there can be no assurance that the Company’s tax returns will not be challenged by the taxing authorities and that the Company will not be subject to additional tax, penalties, and interest as a result of such challenge.

Basic Income (Loss) Per Share

Basic income (loss) per share is calculated by dividing the Company’s net, income (loss) by the weighted average number of common shares during the period. Diluted earnings per share is calculated by dividing the Company’s net income (loss) available to common shareholders by the diluted weighted average number of shares outstanding during the period. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity. The Company does not have any potentially dilutive debt or equity on January 15, 2025.

NOTE 4. RECENTLY ISSUED ACCOUNTING STANDARDS

Accounting standards promulgated by the FASB are subject to change. Changes in such standards may have an impact on the Company’s future financial statements.

The Company periodically reviews new accounting standards that are issued. Although some of these accounting standards may be applicable to the Company, the Company has not identified any new standards that it believes merit further discussion, and the Company expects that none would have a significant impact on its financial statements.

F-9

WORTHY WEALTH SENIOR LIVING, INC.

Notes to the Financial Statements

For the Period from December 3, 2024 (Inception) through January 15, 2025

NOTE 5. INCOME TAXES

For the period ended January 15, 2025, the income tax provision for current taxes was $11,396.

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. There were no deferred tax assets or deferred tax liabilities recorded for the period ended January 15, 2025.

The components of the net deferred tax assets for the period ended January 15, 2025, are as follows:

Period ended January 15, 2025
Net Operating Loss Carryforward	$11,396
Less: Valuation allowance	(11,396)
Net deferred tax assets	$-

The Company has recorded a valuation allowance against the entire net deferred tax asset, as management believes it is more likely than not that the Company will not be able to benefit from the net deferred tax asset.

The table below summarizes the reconciliation of our income tax provision computed at the federal statutory rate of 21% for the period ended January 15, 2025, and the actual tax provisions for the period ended January 15, 2025.

January 15, 2025

Expected provision (benefit) at statutory rate	21.0%
State taxes	3.6%
Total provision (benefit) for income taxes	24.6%

NOTE 6. COMMITMENTS AND CONTINGENCIES

Legal contingencies

From time to time, the Company may be a defendant in pending or threatened legal proceedings arising in the normal course of its business. Management is not aware of any pending, threatened or asserted claims.

NOTE 7. EQUITY

The Company has authorized 100 shares of common stock. On December 3, 2024, the Company was founded with the issuance of 100 shares of our $0.001 per share par value common stock for $100 to WWI. WWI is the sole shareholder of the Company’s common stock.

NOTE 8. OTHER INCOME

The Company also received a contribution of $50,000 from a third party to assist the Company in funding its pre-operational organization expenses. This contribution, from a non-equity owner, was not to be paid back and was not for future services and therefore was recorded as other income.

NOTE 9. SUBSEQUENT EVENTS

The Company has evaluated these financial statements for subsequent events through January 25, 2025, the date these financial statements were available to be issued. Management is not aware of any events that have occurred subsequent to the balance sheet date that would require adjustment to, or disclosure in the financial statements.

F-10

PART III – EXHIBITS

Index to Exhibits

Number	Exhibit Description

2.1*	Articles of Incorporation, filed December 3, 2024
2.2	Amended and Restated Articles of Incorporation, filed February 07, 2025
2.3	Articles of Amendment to Articles of Incorporation, filed March 10, 2025
2.4*	Bylaws
4.1	Form of Investor Agreement
4.3	Form of Auto-Invest Program
6.1	Management Services Agreement
6.2	Technology License Agreement
11.1	Auditors Consent
11.2	Consent of Dickinson Wright PLLC (included in Exhibit 12.1)
12.1	Legal Opinion

* Previously Filed.

III-1

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Alpharetta, Georgia, on April 29, 2025.

Worthy Wealth Senior Living, Inc.

April 29, 2025	By:	/s/ Sally Outlaw
Sally Outlaw, President, Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this Offering Circular has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Sally Outlaw	President, Chief Executive Officer, and Director	April 29, 2025
Sally Outlaw

/s/ Alan Jacobs	Executive Vice President, Chief Operating Officer, and Director	April 29, 2025
Alan Jacobs

III-2